                                                                    EXHIBIT 4.11
                                                                  CONFORMED COPY

================================================================================


                       RESOLUTION PERFORMANCE PRODUCTS LLC
                          and RPP CAPITAL CORPORATION,
                                   as Issuers,


                                       and


                              THE BANK OF NEW YORK,
                                   as Trustee


                                 ---------------
                                    INDENTURE
                                 ---------------
                          Dated as of December 22, 2003


                        8% Senior Secured Notes due 2009


================================================================================

                              CROSS-REFERENCE TABLE

TIA Section                                                    Indenture Section
-----------                                                    -----------------

310(a)(1)...................................................   7.10
   (a)(2)...................................................   7.10
   (a)(3)...................................................   N.A.
   (a)(4)...................................................   N.A.
   (a)(5)...................................................   7.8; 7.10
   (b)......................................................   7.8; 7.10; 13.2
   (c)......................................................   N.A.
311(a)......................................................   7.11
   (b)......................................................   7.11
   (c)......................................................   N.A.
312(a)......................................................   2.5
   (b)......................................................   13.3
   (c)......................................................   13.3
313(a)......................................................   7.6
   (b)(1)...................................................   7.6
   (b)(2)...................................................   7.6
   (c)......................................................   7.6; 13.2
   (d)......................................................   7.6
314(a)......................................................   4.8; 4.10; 13.2
   (b)......................................................   10.4
   (c)(1)...................................................   7.2; 13.4; 13.5
   (c)(2)...................................................   7.2; 13.4; 13.5
   (c)(3)...................................................   N.A.
   (d)......................................................   10.6
   (e)......................................................   13.5
   (f)......................................................   N.A.
315(a)......................................................   7.1(b)
   (b)......................................................   7.5
   (c)......................................................   7.1
   (d)......................................................   6.5; 7.1(c)
   (e)......................................................   6.11
316(a)(last sentence).......................................   2.9
   (a)(1)(A)................................................   6.5
   (a)(1)(B)................................................   6.4
   (a)(2)...................................................   N.A.
   (b)......................................................   6.7
   (c)......................................................   9.5
317(a)(1)...................................................   6.8
   (a)(2)...................................................   6.9
   (b)......................................................   2.4
318(a)......................................................   13.1
   (c)......................................................   13.1

----------
N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE...........................1

   1.1    Definitions..........................................................1
   1.2    Incorporation by Reference of TIA...................................36
   1.3    Rules of Construction...............................................36

ARTICLE II THE SECURITIES.....................................................37

   2.1    Form and Dating.....................................................37
   2.2    Execution and Authentication........................................38
   2.3    Registrar and Paying Agent..........................................39
   2.4    Paying Agent to Hold Assets in Trust................................40
   2.5    Holder Lists........................................................40
   2.6    Transfer and Exchange...............................................40
   2.7    Replacement Securities..............................................42
   2.8    Outstanding Securities..............................................42
   2.9    Treasury Securities.................................................42
   2.10   Temporary Securities................................................43
   2.11   Cancellation........................................................43
   2.12   Defaulted Interest..................................................43
   2.13   CUSIP and ISIN Numbers..............................................43
   2.14   Restrictive Legends.................................................44
   2.15   Book-Entry Provisions for Global Security...........................46
   2.16   Special Transfer Provisions.........................................47

ARTICLE III REDEMPTION........................................................50

   3.1    Notices to Trustee..................................................50
   3.2    Selection of Securities To Be Redeemed..............................50
   3.3    Notice of Redemption................................................51
   3.4    Effect of Notice of Redemption......................................52
   3.5    Deposit of Redemption Price.........................................52
   3.6    Securities Redeemed in Part.........................................52

ARTICLE IV COVENANTS..........................................................52

   4.1    Payment of Securities...............................................52
   4.2    Maintenance of Office or Agency.....................................53
   4.3    Limitation on Restricted Payments...................................53
   4.4    Limitation on Incurrence of Additional Indebtedness.................58
   4.5    Corporate Existence.................................................58
   4.6    Payment of Taxes and Other Claims...................................58
   4.7    Maintenance of Properties and Insurance.............................59
   4.8    Compliance Certificate; Notice of Default...........................59
   4.9    Compliance with Laws................................................60
   4.10   Reports to Holders..................................................60
   4.11   Waiver of Stay, Extension or Usury Laws.............................61
   4.12   Limitations on Transactions with Affiliates.........................61
   4.13   Limitation on Dividend and Other Payment Restrictions
          Affecting Subsidiaries..............................................63
   4.14   Limitation on the Issuance and Sale of Capital Stock of
          Restricted Subsidiaries.............................................64
   4.15   Limitation on Issuances of Guarantees by Restricted Subsidiaries....65
   4.16   Limitation on Liens.................................................65
   4.17   Change of Control...................................................66
   4.18   Limitation on Asset Sales...........................................69
   4.19   [Intentionally Omitted].............................................72

   4.20   [Intentionally Omitted].............................................72
   4.21   Future Guarantors...................................................73

ARTICLE V SUCCESSOR CORPORATION...............................................73

   5.1    Merger, Consolidation and Sale of Assets............................73
   5.2    Successor Corporation Substituted...................................75

ARTICLE VI DEFAULT AND REMEDIES...............................................76

   6.1    Events of Default...................................................76
   6.2    Acceleration........................................................77
   6.3    Other Remedies......................................................78
   6.4    Waiver of Past Defaults.............................................78
   6.5    Control by Majority.................................................79
   6.6    Limitation on Suits.................................................79
   6.7    Rights of Holders To Receive Payment................................79
   6.8    Collection Suit by Trustee..........................................79
   6.9    Trustee May File Proofs of Claim....................................80
   6.10   Priorities..........................................................80
   6.11   Undertaking for Costs...............................................81
   6.12   Restoration of Rights and Remedies..................................81
   6.13   Rights and Remedies Cumulative......................................81

ARTICLE VII TRUSTEE...........................................................81

   7.1    Duties of Trustee...................................................81
   7.2    Rights of Trustee...................................................83
   7.3    Individual Rights of Trustee........................................84
   7.4    Trustee's Disclaimer................................................84
   7.5    Notice of Default...................................................84
   7.6    Reports by Trustee to Holders.......................................85
   7.7    Compensation and Indemnity..........................................85
   7.8    Replacement of Trustee..............................................86
   7.9    Successor Trustee by Merger, Etc....................................87
   7.10   Eligibility; Disqualification.......................................87
   7.11   Preferential Collection of Claims Against the Issuers...............87
   7.12   Direction to Trustee................................................88

ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE...............................88

   8.1    Termination of the Issuers' Obligations.............................88
   8.2    Legal Defeasance and Covenant Defeasance............................89
   8.3    Conditions to Legal Defeasance or Covenant Defeasance...............90
   8.4    Application of Trust Money..........................................92
   8.5    Repayment to the Issuers............................................92
   8.6    Reinstatement.......................................................92

ARTICLE IX AMENDMENTS, SUPPLEMENTS AND WAIVERS................................93

   9.1    Without Consent of Holders..........................................93
   9.2    With Consent of Holders.............................................94
   9.3    [Intentionally Omitted].............................................95
   9.4    Compliance with TIA.................................................95
   9.5    Revocation and Effect of Consents...................................95
   9.6    Notation on or Exchange of Securities...............................95
   9.7    Trustee to Sign Amendments, Etc.....................................96

ARTICLE X COLLATERAL..........................................................96

   10.1   Collateral..........................................................96
   10.2   Application of Proceeds of Collateral...............................97

   10.3   Possession, Use and Release of Collateral...........................97
   10.4   Opinion of Counsel..................................................98
   10.5   Further Assurances..................................................99
   10.6   Trust Indenture Act Requirements....................................99
   10.7   Suits to Protect the Collateral.....................................99
   10.8   Purchaser Protected.................................................99
   10.9   Powers Exercisable by Receiver or Trustee..........................100
   10.10  Release upon Termination of Company's Obligations..................100

ARTICLE XI GUARANTEE OF SECURITIES...........................................100

   11.1   Unconditional Subsidiary Guarantee.................................100
   11.2   Limitations on Subsidiary Guarantees...............................102
   11.3   Execution and Delivery of Subsidiary Guarantee.....................102
   11.4   Release of a Guarantor.............................................103
   11.5   Waiver of Subrogation..............................................104
   11.6   Immediate Payment..................................................104
   11.7   No Set-Off.........................................................104
   11.8   Obligations Absolute...............................................104
   11.9   Obligations Continuing.............................................105
   11.10  Obligations Not Reduced............................................105
   11.11  Obligations Reinstated.............................................105
   11.12  Obligations Not Affected...........................................105
   11.13  Waiver.............................................................107
   11.14  No Obligation to Take Action Against the Issuers...................107
   11.15  Dealing with the Issuers and Others................................107
   11.16  Default and Enforcement............................................107
   11.17  Amendment, Etc.....................................................108
   11.18  Acknowledgment.....................................................108
   11.19  Costs and Expenses.................................................108
   11.20  No Merger or Waiver; Cumulative Remedies...........................108
   11.21  Survival of Obligations............................................108
   11.22  Subsidiary Guarantee in Addition to Other Obligations..............109
   11.23  Severability.......................................................109
   11.24  Successors and Assigns.............................................109

ARTICLE XII [INTENTIONALLY OMITTED]..........................................109

ARTICLE XIII MISCELLANEOUS...................................................109

   13.1   TIA Controls.......................................................109
   13.2   Notices............................................................109
   13.3   Communications by Holders with Other Holders.......................111
   13.4   Certificate and Opinion as to Conditions Precedent.................111
   13.5   Statements Required in Certificate or Opinion......................111
   13.6   Rules by Trustee, Paying Agent, Registrar..........................111
   13.7   Legal Holidays.....................................................112
   13.8   Governing Law......................................................112
   13.9   No Adverse Interpretation of Other Agreements......................112
   13.10  No Recourse Against Others.........................................112
   13.11  Successors.........................................................112
   13.12  Duplicate Originals................................................112
   13.13  Severability.......................................................112
   13.14  Designation of Securities and Waivers under the Indenture
          Governing the 13 1/2% Senior Subordinated Notes Due 2010...........113

   Signatures................................................................S-1

Exhibit A  -  Form of Initial Note
Exhibit B  -  Form of Exchange Note
Exhibit C  -  Form of Certificate for Transfers to Non-QIB Accredited Investors
Exhibit D  -  Form of Certificate for Transfers Pursuant to Regulation S
Exhibit E  -  Guarantee

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture

                                                                  CONFORMED COPY

       INDENTURE dated as of December 22, 2003 among RESOLUTION PERFORMANCE PRODUCTS LLC, a Delaware limited liability company ("RPP LLC" or the "Company"), and RPP CAPITAL CORPORATION, a Delaware corporation ("RPP Capital" and together with RPP LLC, collectively the "Issuers"), and THE BANK OF NEW YORK, as trustee (the "Trustee").

       The Issuers have duly authorized the creation of an issue of 8% Senior Secured Notes due 2009 and, when and if issued as provided in the Registration Rights Agreement in an Exchange Offer, 8% Senior Secured Notes due 2009, and, to provide therefor, the Issuers have duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Issuers and authenticated and delivered hereunder, the valid and binding obligations of the Issuers and to make this Indenture a valid and binding agreement of the Issuers have been done.

       This Indenture is subject to, and shall be governed by, the mandatory provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

       Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

1.1    Definitions.
       -----------

       "9 1/2% Senior Second Secured Notes Due 2010" means the Issuers' 9 1/2% Senior Second Secured Notes Due 2010 issued under that certain indenture dated as of April 9, 2003 between the Issuers and Deutsche Bank Trust Company Americas, as trustee.

       "13 1/2% Senior Subordinated Notes Due 2010" means the Issuers' 13 1/2% Senior Subordinated Notes Due 2010 issued under that certain indenture dated as of November 14, 2000 between the Issuers and The Bank of New York, as trustee.

       "Accredited Investor" has the meaning set forth in Section 2.16(a).

       "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (1) existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or (2) assumed in connection with the acquisition of assets from such Person, in each case, not incurred by such Person in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

       "Actual Knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

       "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. For purposes of this Indenture, the Royal Dutch/Shell Group of Companies and their Affiliates shall not be deemed to be an Affiliate of the Company so long as they beneficially own securities representing less than thirty-five percent of the voting power of the Company or RPP Inc.; provided that Apollo beneficially owns securities representing a greater percentage of the voting power of the Company or RPP Inc. than the Royal Dutch/Shell Group of Companies and their Affiliates.

       "Affiliate Transaction" has the meaning set forth in Section 4.12(a).

       "Agent" means any Registrar, Paying Agent or co-Registrar.

       "Agent Members" has the meaning set forth in Section 2.15(a).

       "Apollo" means Apollo Management IV, L.P. and its Affiliates.

       "Applicable Indebtedness" means:

            (1) in respect of any asset that is the subject of an Asset Sale at a time when such asset is included in the Collateral, Pari Passu Indebtedness or Indebtedness of a Subsidiary of the Company that, in each case, is secured at such time by Collateral under a Lien that is senior or prior to the Note Liens (including, without limitation, the First Priority Lien Obligations);

            (2) in respect of any asset that is the subject of an Asset Sale at a time when such asset is not included in the Collateral but is owned by a Foreign Subsidiary the stock of which is included in the Collateral, or owned by any direct or indirect Foreign Subsidiary thereof, any Indebtedness described in clause (1) above or any Indebtedness of any Foreign Subsidiary (other than Indebtedness owed to the Company or any Subsidiary of the Company); or

            (3) in respect of any other asset, any Pari Passu Indebtedness or any unsubordinated Indebtedness of any Guarantor, and in the case of an Asset Sale by a Subsidiary that is not RPP Capital or a Guarantor, Indebtedness of any Subsidiary.

       "Applicable Pari Passu Indebtedness" means:

            (1) in respect of any asset that is the subject of an Asset Sale at a time when such asset is included in the Collateral, Pari Passu Indebtedness that is secured at such time by all or any part of the Collateral;

            (2) in respect of any asset that is the subject of an Asset Sale at a time when such asset is not included in the Collateral but is owned by a Foreign Subsidiary the stock of which is included in the Collateral, or owned by any direct or indirect Foreign Subsidiary thereof, any Pari Passu Indebtedness that is secured at such time by all or any part of the Collateral; or

            (3)  in respect of any other asset, any Pari Passu Indebtedness.

       "Applicable Premium" means, with respect to a Security, the greater of
(i) 1.0% of the then outstanding principal amount of such Security and (ii) (a) the present value of all remaining required interest and principal payments due on such Security and all premium payments relating thereto assuming a redemption date of December 15, 2005, computed using a discount rate equal to the Treasury Rate plus 50 basis points, minus (b) the then outstanding principal amount of such Security minus (c) accrued interest paid on the date of redemption.

       "Applicable Value" has the meaning set forth in the definition of "Collateral."

       "Asset Acquisition" means:

            (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; or

            (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

       "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company (other than directors' qualifying shares); or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

            (1) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $3.0 million;

            (2) the sale or exchange of equipment in connection with the purchase or other acquisition of other equipment, in each case used in the business of the Company and its Restricted Subsidiaries;

            (3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under
       Section 5.1;

            (4) disposals of equipment in connection with the reinvestment in or the replacement of its equipment and disposals of worn-out or obsolete equipment, in each case in the ordinary course of business of the Company or its Restricted Subsidiaries;

            (5) the sale of accounts receivable pursuant to a Qualified Receivables Transaction;

            (6) sales or grants of licenses to use the Company's or any Restricted Subsidiary's patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology;

            (7) the disposition of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary;

            (8)  Capacity Arrangements;

            (9) any Restricted Payment permitted under Section 4.3 or that constitutes a Permitted Investment; and

            (10) one or more Sale and Leaseback Transactions for which the Company or any Restricted Subsidiary of the Company receives aggregate consideration from all such Sale and Leaseback Transactions of less than $15.0 million.

       "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

       "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, regardless of when such right may be exercised.

       "Board of Directors" means, as to any Person, the board of directors or equivalent governing board of such Person or any duly authorized committee thereof.

       "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

       "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are required or authorized by law or other governmental action to be closed.

       "Capacity Arrangements" means any agreement or arrangement involving, relating to or otherwise facilitating, (a) requirement contracts, (b) tolling arrangements or (c) the reservation or presale of production capacity of the Company or its Restricted Subsidiaries by one or more third parties.

       "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may by prepaid by the lessee without payment of a penalty.

       "Capital Stock" means:

            (1) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person or options to purchase the same; and

            (2) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability interests or other equity interests of such Person.

       "Cash Equivalents" means:

            (1) U.S. dollars, and in the case of any Foreign Restricted Subsidiaries of the Company, Euros and such local currencies held by them from time to time in the ordinary course of business;

            (2) marketable direct obligations issued by, or unconditionally guaranteed by, the United States, Germany, Spain, Great Britain and The Netherlands or issued by any agency thereof and backed by the full faith and credit of the respective country, in each case maturing within one year from the date of acquisition thereof;

            (3) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") or, if Moody's and S&P cease to exist, any other nationally recognized statistical rating organization designated by the Board of Directors of the Company;

            (4) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's or, if Moody's and S&P cease to exist, the equivalent from any other nationally recognized statistical rating organization designated by the Board of Directors of the Company;

            (5) time deposits, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any foreign jurisdiction having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

            (6) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (2) above entered into with any bank meeting the qualifications specified in clause
       (5) above;

            (7) investments in money market funds, which invest substantially all their assets in securities of the types described in clauses (2) through (6) above; and

            (8) overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business.

       "Change of Control" means the occurrence of one or more of the following events:

            (1) any sale, lease, exchange, conveyance, disposition or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of RPP Inc. or RPP LLC to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than to the Permitted Holders;

            (2) any approval, adoption or initiating of a plan or proposal for the liquidation or dissolution of RPP Inc. or RPP LLC (whether or not otherwise in compliance with the provisions of this Indenture);

            (3) any Person or Group, together with any Affiliates thereof (other than the Permitted Holders) shall become the Beneficial Owner or owner of record (by way of merger, consolidation or other business combinations or by purchase in one transaction or a series of related transactions) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of RPP Inc. or RPP LLC;

            (4) any Person or Group, together with any Affiliates or related Persons thereof (other than the Permitted Holders) shall succeed in having a sufficient number of its nominees elected to the Board of Directors of RPP Inc. or RPP LLC such that such nominees, when added to any existing director remaining on the Board of Directors of RPP Inc. or RPP LLC after such election who was a nominee of or is an Affiliate or related Person of such Person or Group, will constitute a majority of the Board of Directors of RPP Inc. or RPP LLC; or

            (5) RPP Inc. shall cease to own, directly or indirectly, a majority of the Capital Stock of the Company.

       "Change of Control Date" has the meaning set forth in Section 4.17(c).

       "Change of Control Offer" has the meaning set forth in Section 4.17(a).

       "Change of Control Payment Date" has the meaning set forth in Section 4.17(a).

       "Collateral" means (1) substantially all of the Company's and each Domestic Subsidiary's property and assets (to the extent such assets secure the Credit Agreement and are subject to or required to be subject to the Note Liens created by the Security Documents and the Intercreditor Agreement), other than Excluded Collateral, and including, without limitation, receivables, contracts, inventory, cash and cash accounts, equipment, intellectual property, insurance policies, permits, commercial tort claims, chattel paper, letter of credit rights, supporting obligations, general intangibles and proceeds and products from any and all of the foregoing; and (2) all of the capital stock or other securities of Domestic Subsidiaries owned directly or indirectly by the Company and its other Domestic Subsidiaries and 65% of the capital stock or other securities of Foreign Subsidiaries owned directly by the Company or any Domestic Subsidiary of the Company, but, in each case, only to the extent that the inclusion of such capital stock or other securities shall mean that the aggregate principal amount, par value, book value as carried by the Company or the market value, whichever is the greatest (the "Applicable Value"), of any such capital stock or other securities of any such Subsidiary of the Company is not equal to or greater than 20% of the aggregate principal amount of Securities outstanding.

       "Collateral Agent" means Morgan Stanley & Co., Incorporated, as collateral agent under the Security Documents, and/or any other collateral agent or trustee appointed in accordance with the terms of the Security Agreement.

       "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, with respect to the Commission's duties under the TIA, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

       "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary of the Company designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of the commodities at the time used in the ordinary course of business of the Company or any of its Restricted Subsidiaries.

       "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter shall mean such successor Person.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

          (1)  Consolidated Net Income; and

          (2)  to the extent Consolidated Net Income has been reduced thereby,

               (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses),

               (b)  Consolidated Interest Expense, and

               (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP as applicable.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis (consistent with the provisions below) for the period of such calculation to:

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions, adjustments and other operating improvements or synergies both achieved by such Person during such period and to be achieved by such Person and with respect to the acquired assets, all as determined in good faith by a responsible financial or accounting officer of such Person attributable to the assets which are the subject of the Asset Acquisition or asset sale or other dispositions during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other dispositions or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

     Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

          (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations or Currency Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs), plus

          (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person or its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

     "Consolidated Indebtedness" means, at any time, the sum of (without duplication) all Indebtedness of the Company and its Restricted Subsidiaries exclusive of the items referred to in clauses (6) and (8) of the definition of Indebtedness.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

          (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs (including the amortization of costs relating to interest rate caps or other similar agreements), (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and

          (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus interest income for such period.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

          (1) after-tax gains or losses from Asset Sales (without regard to the $3.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

          (2) after-tax items which are extraordinary gains or losses or nonrecurring gains, losses, expenses or income (including, without limitation, expenses related to the Transactions, severance and transition expenses incurred as a direct result of the transition of the Company to an independent operating company in connection with the Transactions provided that with respect to any non-recurring item or transition expense, the Company delivers to the Trustee an Officers' Certificate specifying and quantifying such item or expense and states that such item or expense is a general non-recurring item or specifically a severance or transition expense, as the case may be);

          (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

          (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is prohibited by contract, operation of law or otherwise;

          (5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

          (6) the establishment of accruals and reserves within twelve months after November 14, 2000 that are required to be so established in accordance with GAAP;

          (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

          (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses (solely for the purpose of determining compliance with Section 4.3, excluding any non-cash items for which a future cash payment will be required and for which an accrual or reserve is required by GAAP to be made) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Senior Secured Debt" means, at any time, as determined at such time for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, the sum of, without duplication, (i) the aggregate principal amount of unsubordinated Indebtedness of the Company or any Restricted Subsidiary of the Company secured by a Lien on any assets of the Company or any Restricted Subsidiary and (ii) the aggregate principal amount of all outstanding Indebtedness under the Securities.

     "Consolidated Senior Secured Leverage Ratio" means as of any date the ratio of Consolidated Senior Secured Debt on such date to Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis as determined in accordance with GAAP for the four full fiscal quarters for which financial statements are available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Senior Secured Leverage Ratio (the "Transaction Date"). In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Senior Secured Debt" shall be calculated after giving effect on a pro forma basis (consistent with the provisions below) for the period of such calculation to:

          (1) the incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions, adjustments and other operating improvements or synergies both achieved by the Company during such period and to be achieved by the Company and with respect to the acquired assets, all as determined in good faith by a responsible financial or accounting officer of the Company, attributable to the assets which are the subject of the Asset Acquisition or asset sale or other dispositions during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other dispositions or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any such Restricted Subsidiary of the Company had directly incurred or otherwise assumed such guaranteed Indebtedness.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 101 Barclay Street - 8/th/ Floor West, New York, New York 10286;
Attn: Corporate Trust Division.

     "Covenant Defeasance" has the meaning set forth in Section 8.2(c).

     "Credit Agreement" means the Credit Agreement dated as of November 14, 2000 as amended through to the Issue Date, among the Company, RPP Capital, one or more other Subsidiaries of the Company, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Depository" shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or an Asset Sale), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or an Asset Sale), on or prior to the final maturity date of the Securities; provided that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Qualified Capital Stock shall not be deemed Disqualified Capital Stock.

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company incorporated or otherwise organized or existing under the laws of the United States, any State thereof or the District of Columbia.

     "Domestic Subsidiary" means any Subsidiary of the Company incorporated or otherwise organized or existing under the laws of the United States, any State thereof or the District of Columbia.

     "Euros" means the single currency of the participating member states as described in any legislative measures of the European Union for the introduction of, change over to, or operation of, a single or unified European currency.

     "Event of Default" has the meaning set forth in Section 6.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Exchange Notes" means the 8% Senior Secured Notes due 2009 (the terms of which are identical to the Initial Notes except that the Exchange Notes shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Initial Notes), to be issued in exchange for the Initial Notes pursuant to the registered Exchange Offer.

     "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

     "Excluded Collateral" means (i) any property or assets owned by any Foreign Subsidiaries, (ii) any real property and real property leases (domestic or foreign), (iii) any capital stock or other securities of Subsidiaries referred to in clause (2) of the definition of "Collateral" the Applicable Value of which is equal to or greater than 20% of the aggregate principal amount of the Securities outstanding and (iv) proceeds and products from any and all of the foregoing excluded collateral described in clauses (i) through (iii), unless such proceeds or products would otherwise constitute Collateral; provided however, in the event that Rule 3-16 or Rule 3-10 or Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary's capital stock or other securities of such Subsidiary secure the Securities, then the capital stock or other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement and shall automatically be deemed part of the Excluded Collateral.

     "Excluded Contribution" means Net Cash Proceeds received by the Company from (a) contributions to its common equity capital and (b) the sale of Qualified Capital Stock of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed on the date such capital contributions are made or the date such Qualified Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in clause
(c) of Section 4.3.

     "fair market value" means with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined conclusively by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "First Priority Liens" means all Liens that secure the First Priority Lien Obligations.

     "First Priority Lien Obligations" means (i) the Indebtedness and other Obligations under the Credit Agreement, (ii) the Indebtedness and other Obligations in respect of Interest Swap Obligations, Currency Agreements, Commodity Agreements and other hedging arrangements and agreements and (iii) Indebtedness and other Obligations under the Overdraft Facility, in the case of each of (i), (ii) and (iii), of the Company and its Subsidiaries (including, without limitation, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Company or any of its Subsidiaries at the contractual rate of interest provided for in the respective documentation for such First Priority Lien Obligations, whether or not a claim for such post-petition interest is allowed in any such proceeding or under applicable law), but excluding the 9 1/2% Senior Second Secured Notes Due 2010 and guarantees thereof.

     "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company incorporated in any jurisdiction outside of the United States.

     "Foreign Subsidiary" means any Subsidiary of the Company incorporated in any jurisdiction outside of the United States.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which were in effect as of November 14, 2000.

     "Global Security" has the meaning set forth in Section 2.1.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business) to take-or-pay, or to maintain financial statement conditions or otherwise), or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranteed Indebtedness" has the meaning set forth in Section 4.15.

     "Guarantor" means:

          (1) each New Domestic Restricted Subsidiary required to execute and deliver a Subsidiary Guarantee pursuant to Section 4.21; and

          (2) each of the Company's other Restricted Subsidiaries that in the future executes a supplemental indenture, in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor, provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms of this Indenture.

     "Holder" or "Securityholder" means the registered holder of any Security.

     "Indebtedness" means with respect to any Person, without duplication:

          (1)  all Obligations of such Person for borrowed money;

          (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)  all Capitalized Lease Obligations of such Person;

          (4) all Obligations of such Person issued or assumed as the deferred and unpaid purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

          (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6) guarantees and other contingent Obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

          (8) all Obligations under Currency Agreements, Commodity Agreements and Interest Swap Obligations of such Person; and

          (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For purposes of Section 4.4, in determining the principal amount of any Indebtedness to be incurred by the Company or any Restricted Subsidiary or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Independent Financial Advisor" means a firm:

          (1) which does not have a direct or indirect common equity interest in the Company; and

          (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Notes" means the 8% Senior Secured Notes due 2009 of the Issuers issued on the Issue Date and authenticated and delivered under this Indenture pursuant to Section 2.2 and any other notes (other than Exchange Notes) issued after the Issue Date in accordance with clause (iii) of the fourth paragraph of
Section 2.2.

     "Institutional Accredited Investor" has the meaning set forth in Section 2.16(a).

     "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Issue Date, among the Trustee (on its own behalf and on the behalf of the Holders), Morgan Stanley Senior Funding, Inc., as administrative agent under the Credit Agreement, Morgan Stanley & Co., Incorporated, as collateral agent under the Security Documents, and Citibank N.A., as the overdraft creditor, as amended, modified, restated, supplemented or replaced from time to time including, without limitation, any intercreditor or similar agreement with respect to any refinancing, replacement or restructuring (including, without limitation, any such agreement increasing the amount of indebtedness referred to therein or adding additional parties thereto) with respect to all or any portion of the indebtedness referenced in such agreement or any successor or replacement agreement.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by, prepayment of expenses by, and receivables owing to, the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For purposes of Section 4.3:

          (1) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of the Company and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of the Company at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company; and

          (2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any Person that prior to such sale or disposition was a direct or indirect Restricted Subsidiary of the Company and after giving effect to any such sale or disposition, ceases to be a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Person not sold or disposed of.

     "Issue Date" means December 22, 2003, the date of original issuance of the Initial Notes.

     "Issuers" means the parties named as such in the first paragraph of this Indenture.

     "Legal Defeasance" has the meaning set forth in Section 8.2(b).

     "Leverage Ratio" means, with respect to any Person as of any date, the ratio of (i) Consolidated Indebtedness on such date to (ii) Consolidated EBITDA of such Person during the Four Quarter Period ending on or prior to the Transaction Date. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Indebtedness" shall be calculated after giving effect on a pro forma basis for the period of such calculation to clause (2) of the first paragraph of the definition of "Consolidated Fixed Charge Coverage Ratio."

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Management Agreement" means the Management Agreement dated as of November 14, 2000 between the Company and Apollo.

     "Master Sale Agreement" means the Master Sale Agreement dated July 10, 2000 among Shell Oil Company, as Seller, Resin Acquisition, LLC, as Buyer, and RPP Inc.

     "Maturity Date" means December 15, 2009.

     "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale;

          (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

          (5) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sales;

and (b) with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' or initial purchasers' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Proceeds Offer" has the meaning set forth in Section 4.18.

     "Net Proceeds Offer Amount" has the meaning set forth in Section 4.18.

     "Net Proceeds Offer Payment Date" has the meaning set forth in Section
4.18.

     "Net Proceeds Offer Trigger Date" has the meaning set forth in Section
4.18.

     "New Domestic Restricted Subsidiary" has the meaning set forth in Section 4.21.

     "Non-U.S. Person" means a person who is not a "U.S. Person" (as defined in Regulation S).

     "Non-U.S. Sale Agreement" means the Sale Agreement dated as of September 11, 2000 between Shell Petroleum N.V. and RPP Inc.

     "Note Liens" means the Liens on the Collateral described in the Security Documents and granted in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Securities.

     "Note Lien Obligations" means the obligations under this Indenture, the Securities and any Subsidiary Guarantees that are secured by the Note Liens.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering Memorandum" means the Offering Memorandum dated December 17, 2003 relating to the offering of the Initial Notes issued on the Issue Date.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of such Person.

     "Officers' Certificate" means a certificate signed by two Officers of either Issuer or of any Guarantor, as applicable.

     "Offshore Global Securities" has the meaning provided in Section 2.1.

     "Offshore Physical Securities" has the meaning provided in Section 2.1.

     "Opinion of Counsel" means a written opinion from legal counsel, which opinion and counsel are reasonably acceptable to the Trustee.

     "Option Plan" means the Resolution Performance Products Inc. 2000 Stock Option Plan.

     "Overdraft Facility" means the line of credit or overdraft facility between the Company and Citibank N.A., referred to in the Security Agreement, together with the related documents (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Pari Passu Indebtedness" means any unsubordinated Indebtedness of either Issuer (other than any Indebtedness owed to the Company or any Subsidiary of the Company), including Indebtedness under the Credit Agreement and the 91/2% Senior Second Secured Notes Due 2010.

     "Paying Agent" has the meaning set forth in Section 2.3.

     "Permanent Offshore Global Securities" has the meaning provided in Section 2.1.

     "Permitted Business" means the business of the Company and its Restricted Subsidiaries as existing on the Issue Date and any other businesses that are the same, similar or reasonably related, ancillary or complementary thereto and reasonable extensions thereof.

     "Permitted Holders" means Apollo and other Related Parties.

       "Permitted Indebtedness" means, without duplication, each of the following:

            (1) Indebtedness under the Securities and any Subsidiary Guarantees in an aggregate principal amount not to exceed $140.0 million;

            (2) Indebtedness incurred pursuant to the Credit Agreement by the Company and its Restricted Subsidiaries, including RPP Europe, in an aggregate principal amount at any time outstanding not to exceed $600.0 million less (A) scheduled permanent repayments of Indebtedness under the Credit Agreement after November 14, 2000 made upon or after the scheduled maturity date for such payment by the Company and its Restricted Subsidiaries, if the Leverage Ratio of the Company on the date such payment is made is more than 3.0 to 1.0, and (B) the amount of all repayments of term debt and permanent commitment reductions under the Credit Agreement with (i) Net Cash Proceeds of Asset Sales applied thereto as required by Section 4.18(iii) and (ii) Excess Cash Flow (as such term is defined in the indenture governing the 13 1/2% Senior Subordinated Notes Due 2010) applied thereto in the amounts required by section 4.20 of the indenture for the 13 1/2% Senior Subordinated Notes Due 2010 if the Leverage Ratio of the Company on the date such payment or commitment reduction is made is more than 3.0 to 1.0 and (C) the aggregate principal amount of Securities originally issued on the Issue Date (provided that the amount in this clause (C) shall be reduced by the amount of any redemptions or repurchases thereof by the Company made after the Issue Date); provided that the aggregate principal amount of Indebtedness permitted to be incurred from time to time under this clause
       (2) shall be reduced dollar for dollar by the principal amount of any Indebtedness then outstanding under clause (12) below and provided further that any Indebtedness outstanding pursuant to the Credit Agreement on the Issue Date shall be deemed to be incurred under this clause (2); and provided further that the amount of Indebtedness permitted to be incurred pursuant to the Credit Agreement in accordance with this clause (2) shall be in addition to any Indebtedness to be incurred pursuant to the Credit Agreement in reliance on and in accordance with clauses (10) and (16) below;

            (3) (a) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (including, without limitation, Indebtedness incurred in connection with the Transactions and the $328 million aggregate principal amount of 13 1/2% Senior Subordinated Notes Due 2010 and the $200 million aggregate principal amount of 9 1/2% Senior Second Secured Notes Due 2010) reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, (b) any Guarantee of the 13 1/2% Senior Subordinated Notes Due 2010 incurred after the Issue Date by any Restricted Subsidiary of the Company, and (c) any Guarantee of the 9 1/2% Senior Second Secured Notes Due 2010 incurred after the Issue Date by any Restricted Subsidiary of the Company;

            (4) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of the Company or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

            (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (6) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company, a Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement or the Collateral Agent for the benefit of the Trustee and the Holders, in each case subject to no Lien held by a Person other than the Company, a Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement or the Collateral Agent for the benefit of the Trustee and the Holders; provided that if as of any date any Person other than the Company, a Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement or the Collateral Agent for the benefit of the Trustee and the Holders owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

            (7) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company or the lenders or the collateral agent under the Credit Agreement or the Collateral Agent for the benefit of the Trustee and the Holders and is subject to no Lien other than a Lien in favor of the lenders or collateral agent under the Credit Agreement or the Collateral Agent for the benefit of the Trustee and the Holders; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Securities and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien other than a Lien in favor of the lenders or collateral agent under the Credit Agreement or the Collateral Agent for the benefit of the Trustee and the Holders in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the Company;

            (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

            (9) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof);

            (10) Indebtedness represented by Capitalized Lease Obligations, Purchase Money Indebtedness or Acquired Indebtedness of the Company and its Restricted Subsidiaries not to exceed $30.0 million in the aggregate at any one time outstanding; provided that all or a portion of the $30.0 million permitted to be incurred under this clause (10) may, at the option of the Company, be incurred under the Credit Agreement or pursuant to clause (16) below (in addition to the $50.0 million set forth therein) instead of pursuant to Capitalized Lease Obligations, Purchase Money Indebtedness or Acquired Indebtedness; provided further that any Indebtedness incurred after November 14, 2000 and outstanding under this clause (10) (or clause (16) as provided in the preceding proviso) on the Issue Date shall be deemed to be incurred under this clause (10) (or clause (16), as the case may be);

            (11) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees by the Company or a Restricted Subsidiary of the Company of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

                 (a) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary of the Company (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)); and

                 (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including the fair market value of non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time they are received as determined in good faith by the Board of Directors of the Company or the Restricted Subsidiary, as applicable, and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

            (12) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse (other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction) to the Company or to any Restricted Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such Person; provided that any outstanding Indebtedness incurred under this clause
       (12) shall reduce (for so long as, and to the extent that, the Indebtedness referred to in this clause (12) remains outstanding) the aggregate amount permitted to be incurred under clause (2) above to the extent set forth therein;

            (13) Indebtedness under Commodity Agreements;

            (14) Guarantees of Indebtedness of (x) any Restricted Subsidiary of the Company by the Company and its Restricted Subsidiaries, including agreements of the Company to keep well or maintain financial statement conditions of any Restricted Subsidiary of the Company and (y) the Company incurred pursuant to the Credit Agreement or pursuant to clauses
       (4) and (5) above by any Restricted Subsidiary of the Company;

            (15) Refinancing Indebtedness;

            (16) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement) plus up to an additional amount as contemplated by, and to the extent not incurred under, clause
       (10) above; provided that any Indebtedness incurred after November 14, 2000 and outstanding under this clause (16) on the Issue Date shall be deemed to be incurred under this clause (16);

            (17) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (x) the financing of insurance premiums in the ordinary course of business or (y) take-or-pay obligations contained in supply arrangements entered into in the ordinary course of business and on a basis consistent with past practice; and

            (18) Indebtedness incurred for the purpose of defeasing the Securities.

       For purposes of determining compliance with Section 4.4,

            (a) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such Section, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such Section,

            (b) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms or in the form of Capital Stock, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.4,

            (c) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included,

            (d) if obligations in respect of letters of credit are incurred pursuant to the Credit Agreement and are being treated as incurred pursuant to clause (2) above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included,

            (e) if such Indebtedness is denominated in a currency other than U.S. dollars, the U.S. dollar equivalent principal amount thereof will be calculated based on the relevant currency exchange rates in effect on the date such indebtedness was incurred, and

            (f) Indebtedness need not be incurred solely by reference to one category of Permitted Indebtedness or the Consolidated Fixed Charge Coverage Ratio provisions of such covenant but may be permitted to be incurred in part under any combination of categories of Permitted Indebtedness and the Consolidated Fixed Charge Coverage Ratio provisions.

      "Permitted Investments" means:

            (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become, immediately after such Investment, a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company; provided that such Restricted Subsidiary of the Company is not restricted from making dividends or similar distributions by contract, operation of law or otherwise, other than as permitted by Section 4.13;

            (2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Securities and this Indenture;

            (3)  Investments in cash and Cash Equivalents;

            (4) loans and advances to employees and officers of the Company and its Restricted Subsidiaries made (a) in the ordinary course of business for bona fide business purposes not to exceed $7.5 million in the aggregate at any one time outstanding or (b) to fund purchases of Capital Stock of the Company or RPP Inc. under the Option Plan or similar employment arrangements so long as no cash is actually advanced by the Company or any of its Restricted Subsidiaries to such employees and officers to fund such purchases;

            (5) Currency Agreements, Commodity Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

            (6) Investments in securities of trade creditors or customers received (a) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or (b) in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;

            (7) Investments (a) made by the Company or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with Section 4.18, (b) consisting of consideration received by the Company or any of its Restricted Subsidiaries in connection with a transaction that would be an Asset Sale if it consisted of aggregate consideration received by the Company or any of its Restricted Subsidiaries of $3.0 million or more or (c) acquired in exchange for, or out of the proceeds of, a substantially concurrent offering of Capital Stock (other than Disqualified Capital Stock) of the Company (which proceeds of any such offering of Capital Stock of the Company shall not have been, and shall not be, included in clause (3)(b) of the first paragraph of Section 4.3);

            (8) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with this Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

            (9)  Investments in the Securities;

            (10) Investments in existence on November 14, 2000 (including, without limitation, Investments made in connection with the Transactions);

            (11) Investments made after November 14, 2000 in the Yuka Shell Epoxy Kabushi Kaisha Company joint venture between the Company and Mitsubishi Chemical Corp. not to exceed $10.0 million at any one time outstanding;

            (12) Guarantees of Indebtedness to the extent permitted pursuant to Sections 4.4 and 4.15; and

            (13) additional Investments (including Investments in joint ventures and Unrestricted Subsidiaries) not to exceed $50.0 million at any one time outstanding.

       "Permitted Liens" means the following types of Liens:

            (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves, if any, as shall be required pursuant to (x) GAAP in the case of a Domestic Restricted Subsidiary, and (y) generally accepted accounting principles in effect from time to time in the applicable jurisdiction, in the case of a Foreign Restricted Subsidiary;

            (2) statutory and common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, customs and revenue authorities and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (4) judgment Liens not giving rise to an Event of Default, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (5) licenses, sublicenses, leases, subleases, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of property not interfering in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

            (6) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation or operating lease;

            (7) Liens securing Indebtedness permitted pursuant to clause (10) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and any improvements thereon and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

            (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or similar credit transactions issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

            (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

            (12) Liens in the ordinary course of business securing Indebtedness not exceeding $10.0 million at any one time outstanding that (a) are not incurred in connection with borrowing of money and (b) do not materially detract from the value of the property or materially impair its use;

            (13) Liens by reason of judgment or decree not otherwise resulting in an Event of Default;

            (14) Liens securing Indebtedness permitted to be incurred pursuant to clauses (9) and (12) of the definition of "Permitted Indebtedness";

            (15) Liens securing Indebtedness under Currency Agreements and Commodity Agreements permitted under this Indenture;

            (16) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

            (17) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

            (18) Liens securing Acquired Indebtedness incurred in accordance with Section 4.4 (including, without limitation, clause (10) of the definition of Permitted Indebtedness); provided that:

                 (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

                 (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

            (19) Liens securing insurance premium financing arrangements, provided that such Lien is limited to the applicable insurance contracts;

            (20) Liens securing the aggregate amount of Indebtedness (including Acquired Indebtedness) incurred in connection with (or at any time following the consummation of) an Asset Acquisition equal to, at the time of incurrence, the net increase in inventory, accounts receivable and net property, plant and equipment attributable to such Asset Acquisition from the amounts reflected on the Company's historical consolidated balance sheet as of the end of the full fiscal quarter ending on or prior to the date of such Asset Acquisition, calculated after giving effect on a pro forma basis to such Asset Acquisition (which amount may, but need not, be incurred in whole or in part under the Credit Agreement) less the amount of Indebtedness incurred in connection with such Asset Acquisition secured by liens pursuant to clause (7) or (18) above;

            (21) Liens securing the maximum principal amount of Indebtedness that can be incurred such that on the date of the incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the application of the proceeds thereof, the Consolidated Senior Secured Leverage Ratio does not exceed 3.0:1.0 (which amount may, but need not, be incurred in whole or in part under the Credit Agreement) (it being understood that, if the agent under the Credit Agreement receives an officer's certificate to the effect that the incurrence of a Lien to secure such Indebtedness (or in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder occurs) is permitted under this clause, then the Lien securing such Indebtedness under the Credit Agreement shall retain its seniority even if the Lien was actually not permitted);

            (22) Liens securing additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement); and

            (23) Liens securing Indebtedness permitted under clause (18) of the definition of "Permitted Indebtedness"; provided that such Lien does not cover any of the cash or cash equivalents that are deposited with the Trustee or otherwise to defease the Securities.

       "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

       "Physical Securities" has the meaning provided in Section 2.1. Physical Securities are sometimes referred to herein as certificated Securities.

       "Pledge Agreement" means, collectively, that certain US Pledge Agreement, dated as of November 14, 2000, as amended and restated as of April 9, 2003, and as amended through and including the Issue Date, among the Collateral Agent, the Trustee for the Securities, Deutsche Bank Trust Company Americas, as trustee for the 9 1/2% Senior Second Secured Notes due 2010, RPP Inc., the Company and the Subsidiaries of the Company party thereto, granting, among other things, a Lien on the Collateral described therein in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Securities (but otherwise subject to the Intercreditor

Agreement), and any other pledge agreements entered into in connection therewith under laws of any jurisdiction outside of the United States, in each case, as amended, modified, restated, supplemented or replaced from time to time.

       "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

       "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth in the first paragraph of Section 2.14.

       "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment or other related assets and any Refinancing thereof.

       "QIB" means any "qualified institutional buyer" (as defined under the Securities Act).

       "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

       "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

       "Recapitalization" means the recapitalization of the Company and RPP Inc. consummated on November 14, 2000.

       "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary:

            (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (a) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, premium, if any, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

            (2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

            (3) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results.

       Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

       "Record Date" means the applicable record date specified in the Securities.

       "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

       "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

       "Reference Date" has the meaning set forth in Section 4.3(c)(i).

       "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

       "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of (A) for purposes of clause (15) of the definition of Permitted Indebtedness, Indebtedness incurred or existing in accordance with Section 4.4 (other than pursuant to clause (2), (4), (5), (6),
(7), (8), (9), (10), (11), (12) or (14) of the definition of Permitted
Indebtedness) or (B) for any other purpose, Indebtedness incurred in accordance with Section 4.4, in each case that does not:

            (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium, accrued interest and defeasance costs, required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees, expenses, discounts and commissions incurred by the Company in connection with such Refinancing); or

            (2) create Indebtedness with (a) if the Indebtedness being Refinanced was incurred pursuant to clause (3) of the definition of Permitted Indebtedness, a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a final maturity earlier than the final maturity of the Indebtedness being Refinanced or (b) if the Indebtedness being Refinanced was otherwise incurred in accordance with the definition of Permitted Indebtedness or with Section 4.4, a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Securities or a final maturity earlier than the final maturity of the Securities; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Securities, then such Refinancing Indebtedness shall be subordinate to the Securities at least to the same extent and in the same manner as the Indebtedness being Refinanced.

       "Registrar" has the meaning set forth in Section 2.3.

       "Registration Rights Agreement" means the Registration Rights Agreement, dated December 22, 2003 among the Issuers, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse First Boston LLC and J.P. Morgan Securities Inc. and certain permitted assigns specified therein.

       "Regulation S" means Regulation S under the Securities Act.

       "Related Parties" means with respect to a Person (a) that is a natural person (1) any spouse, parent or lineal descendant (including by adoption) of such Person or (2) the estate of such Person during any period in which such estate holds Capital Stock of the Company or of RPP Inc. for the benefit of any Person referred to in clause (a)(1) and (b) that is a trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (a).

       "Replacement Assets" has the meaning set forth in Section 4.18(iii)(B).

       "Responsible Officer" means, when used with respect to the Trustee, any managing director, director, vice president, assistant vice president, assistant treasurer, assistant secretary, associate or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

       "Restricted Payment" has the meaning set forth in Section 4.3.

       "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

       "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

       "RPP Europe" means Resolution Europe B.V. and any successor Person.

       "RPP Holdings" means RPP Holdings LLC, a Delaware limited liability company, and any successor Person.

       "RPP Inc." means Resolution Performance Products Inc., a Delaware corporation, and any successor Person.

       "RPP LLC" means Resolution Performance Products LLC, a Delaware limited liability company, until a successor replaces it pursuant to this Indenture and thereafter shall mean such successor Person.

       "Rule 144A" means Rule 144A under the Securities Act.

       "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property other than
(a) arrangements between the Company and a Wholly Owned Restricted Subsidiary of the Company or between Wholly Owned Restricted Subsidiaries of the Company or
(b) any arrangement whereby the transfer involves fixed or capital assets and is consummated within 120 days after the date the Company or a Restricted Subsidiary acquires or finishes construction of such fixed or capital assets.

       "Securities" means the Initial Notes, the Exchange Notes and any other notes issued after the Issue Date in accordance with clause (iii) of the fourth paragraph of Section 2.2 treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

       "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

       "Security Agreement" means that certain US Security Agreement, dated as of November 14, 2000, as amended and restated as of April 9, 2003 and as amended through and including the Issue Date, among the Collateral Agent, the Trustee for the Securities, Deutsche Bank Trust Company Americas, as trustee for the 9 1/2% Senior Second Secured Notes Due 2010, RPP Inc., the Company and the Subsidiaries of the Company party thereto, granting, among other things, a Lien on the Collateral described therein in favor of the Collateral Agent for the benefit of the

Trustee and the Holders of the Securities (but otherwise subject to the terms of the Intercreditor Agreement), as amended, modified, restated, supplemented or replaced from time to time.

       "Security Documents" means, collectively, the Security Agreement, the Pledge Agreement and all other security agreements, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Collateral Agent, for the benefit of the Trustee and the Holders of the Securities (but otherwise subject to the terms of the Intercreditor Agreement), in all or any portion of the Collateral, in each case, as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, in accordance with the terms thereof.

       "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Securities (but otherwise subject to the terms of the Intercreditor Agreement).

       "Shell" means the Royal Dutch/Shell Group of Companies and its Affiliates; provided that such Affiliates are not Affiliates of Apollo.

       "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

       "Subsidiary," with respect to any Person, means:

            (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or a Subsidiary of such Person; or

            (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or a Subsidiary of such Person.

       "Subsidiary Guarantee" has the meaning set forth in Section 11.1.

       "Surviving Entity" has the meaning set forth in Section 5.1(a)(i).

       "Temporary Offshore Global Securities" has the meaning set forth in
Section 2.1.

       "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.4.

       "Transaction Date" has the meaning specified in the definition of "Consolidated Fixed Charge Coverage Ratio" or "Consolidated Senior Secured Leverage Ratio," as the case may be.

       "Transactions" means the recapitalization of the Company, the related borrowings under the Credit Agreement and the offering and issuance of $200 million aggregate principal amount of 13 1/2% Senior Subordinated Notes Due 2010, in each case, on or about November 14, 2000.

       "Treasury Rate" means the rate per annum equal to the yield to maturity at the time of computation of United States Treasury securities with a constant maturity most nearly equal to the period from such date of redemption to December 15, 2006; provided, however, that if the period from such date of redemption to December 15, 2006 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to December 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

       "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

       "Unrestricted Subsidiary" of any Person means (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) either (i) the Company certifies to the Trustee in an Officers' Certificate that such designation complies with Section 4.3 or (ii) the Subsidiary to be so designated at the time of designation has total consolidated assets of $1,000 or less and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries (other than the assets of such Unrestricted Subsidiary). The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
Section 4.4 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

       "U.S. Global Securities" has the meaning provided in Section 2.1.

       "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

       "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

       "U.S. Physical Securities" means the Securities issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) who purchased Securities pursuant to Regulation D of the Securities Act.

       "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

       "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

1.2    Incorporation by Reference of TIA.
       ---------------------------------

       Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder or a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company, any Guarantor or any other obligor on the Securities.

       All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

1.3    Rules of Construction.
       ---------------------

       Unless the context otherwise requires:

            (1)  a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)  "or" is not exclusive;

            (4)  "including" means including without limitation;

            (5) words in the singular include the plural, and words in the plural include the singular;

            (6)  provisions apply to successive events and transactions; and

            (7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            (8) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.1.

            (9) all references to Sections or Articles refer to Sections or Articles in this Indenture unless otherwise indicated.

                                   ARTICLE II

                                 THE SECURITIES

2.1    Form and Dating.
       ---------------

       The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A and the Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

       The terms and provisions contained in the Securities, annexed hereto as Exhibits A and B, and the Subsidiary Guarantees (when executed pursuant to Section 4.15 or 4.21), if any, annexed hereto as Exhibit E, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

       Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Securities"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided, and shall bear the legends set forth in Section 2.14. The aggregate principal amount of the U.S. Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

       Securities issued in exchange for interests in the U.S. Global Securities pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form and shall bear the first legend set forth in
Section 2.14.

       Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Securities in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Global Securities"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Section 2.14. At any time on or after the 41st day after the Issue Date, upon receipt by the Trustee, Registrar and the Issuers of a certificate substantially in the form of Exhibit D hereto, one or more permanent global Securities in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Global Securities"; and together with the Temporary Offshore Global Securities, the "Offshore Global Securities"), duly executed by the Issuers and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary or its nominee, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Securities in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Securities transferred. The aggregate principal amount of the Offshore Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

       Securities issued in exchange for interests in the Offshore Global Securities pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form (the "Offshore Physical Securities") and shall bear the first legend set forth in Section 2.14. All Securities offered and sold in reliance on Regulation S shall remain in the form of an Offshore Global Security until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement.

       The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities." The U.S. Global Securities and the Offshore Global Securities are sometimes referred to herein as the "Global Securities."

2.2    Execution and Authentication.
       ----------------------------

       Two Officers, or an Officer and an Assistant Secretary, of each of the Issuers shall sign, or one Officer shall sign and one Officer or an Assistant Secretary of each of the Issuers (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for each of the Issuers by manual or facsimile signature.

       If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

       A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

       The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $140.0 million,
(ii) pursuant to the Exchange Offer, Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes and (iii) subject to compliance with Section 4.4, one or more series of Securities for original issue after the Issue Date (such Securities to be substantially in the form of Exhibit A or B, as the case may be) in an unlimited amount (and if in the form of Exhibit A the same principal amount of Exchange Notes in exchange therefor upon consummation of a registered exchange offer), in each case upon written orders of the Issuers in the form of an Officers' Certificate, which Officers' Certificate shall, in the case of any issuance pursuant to clause (iii) above, certify that such issuance is in compliance with Section 4.4. In addition, each such Officers' Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated, whether the Securities are to be Initial Notes, Exchange Notes or Securities issued under clause (iii) of the preceding sentence and the aggregate principal amount of Securities outstanding on the date of authentication, and shall further specify the amount of such Securities to be issued as a Global Security or Physical Securities. Such Securities shall initially be in the form of one or more Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Securities to be issued, (ii) shall be registered in the name of the Depository for such Global Security or Securities or its nominee and (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction. All Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

       The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.

       The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

2.3    Registrar and Paying Agent.
       --------------------------

       The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuers may act as their own Registrar or Paying Agent except that for the purposes of Articles III and VIII and Sections 4.17 and 4.18, neither the Issuers nor any Affiliate of the Issuers shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Issuers hereby initially appoint the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

       The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

2.4    Paying Agent to Hold Assets in Trust.
       ------------------------------------

       The Issuers shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article X, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Issuers or any other obligor on the Securities), and shall notify the Trustee of any Default or Event of Default by the Issuers (or any other obligor on the Securities) in making any such payment. If either of the Issuers or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or payment Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.

2.5    Holder Lists.
       ------------

       The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

2.6    Transfer and Exchange.
       ---------------------

       (a) Subject to the provisions of Sections 2.14 and 2.15, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.10, 3.6, 4.17,
4.18 or 9.6). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part, and (iii) during a Change of Control Offer or a Net Proceeds Offer if such Security is tendered pursuant to such Change of Control Offer or Net Proceeds Offer and not withdrawn. A Global Security may be transferred, in whole but not in part, in the manner provided in this Section 2.6(a), only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Issuers, or to a nominee of such successor Depository.

       (b) If at any time the Depository for the Global Security or Securities notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Security or Securities or the Issuers become aware that the Depository has ceased to be a clearing agency registered under the Exchange Act, the Issuers shall appoint a successor Depository with respect to such Global Security or Securities. If a successor Depository for such Global Security or Securities has not been appointed within 90 days after the Issuers receive such notice or become aware of such ineligibility, the Issuers shall execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Securities, shall authenticate and deliver, Securities in definitive form, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Security representing such Securities, in exchange for such Global Security. The Issuers shall reimburse the Registrar, the Depository and the Trustee for expenses they incur in documenting such exchanges and issuances of Securities in definitive form.

       The Issuers may at any time and in their sole discretion determine that the Securities shall no longer be represented by such Global Security or Securities. In such event the Issuers will execute, and the Trustee, upon receipt of a written order for the authentication and delivery of individual Securities in exchange in whole or in part for such Global Security or Securities accompanied by an Officers' Certificate, will authenticate and deliver individual Securities in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

       In any exchange provided for in any of the preceding two paragraphs, the Issuers will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for individual

Securities, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section 2.6(b) shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

       None of the Issuers, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

2.7    Replacement Securities.
       ----------------------

       If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Issuers, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuers may charge such Holder for their reasonable out-of-pocket expenses in replacing a Security pursuant to this Section 2.7, including reasonable fees and expenses of counsel.

       Every replacement Security is an additional obligation of the Issuers.

2.8    Outstanding Securities.
       ----------------------

       Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because either of the Issuers, any Guarantor or any of their respective Subsidiaries or Affiliates holds the Security.

       If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser or a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7. If the principal amount of any Security is considered paid under
Section 4.1, it ceases to be outstanding and interest ceases to accrue.

       If on a Redemption Date or the Maturity Date the Paying Agent (other than either of the Issuers or a Subsidiary) holds U.S. Legal Tender sufficient to pay all of the principal, premium, if any, and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

2.9    Treasury Securities.
       -------------------

       In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers, any of their Subsidiaries or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee has Actual Knowledge are so owned shall be disregarded.

2.10   Temporary Securities.
       --------------------

       Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities, as evidenced by execution of such temporary Securities by the Issuers. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities. Notwithstanding the foregoing, so long as the Securities are represented by a Global Security, such Global Security may be in typewritten form.

2.11   Cancellation.
       ------------

       The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than either of the Issuers or a Subsidiary), and no one else, shall cancel and shall dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.7, the Issuers may not issue new Securities to replace Securities that they have paid or delivered to the Trustee for cancellation. If the Issuers or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

2.12   Defaulted Interest.
       ------------------

       If the Issuers default in a payment of interest on the Securities, they shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuers shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

2.13   CUSIP and ISIN Numbers.
       ----------------------

       The Issuers in issuing the Securities may use "CUSIP" and "ISIN" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and ISIN numbers printed in the notice or on the

Securities, and that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption or exchange shall not be affected by any defect or omission of such CUSIP and ISIN numbers. The Issuers will promptly notify the Trustee of any change in CUSIP or ISIN number.

2.14   Restrictive Legends.
       -------------------

       Unless and until a Security is exchanged for an Exchange Note or sold in connection with an effective registration statement under the Securities Act pursuant to the Registration Rights Agreement, (i) the U.S. Global Securities and U.S. Physical Securities shall bear the legend set forth below (the "Private Placement Legend") on the face thereof and (ii) the Offshore Physical Securities, until at least the 41/st/ day after the Issue Date and receipt by the Issuers and the Trustee of a certificate substantially in the form of Exhibit D hereto, and the Temporary Offshore Global Securities shall bear the legend set forth below on the face thereof.

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
            (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
            (E) PURSUANT TO THE EXEMPTION FROM

            REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE SECURITIES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR NON-U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION.

       Each Global Security shall also bear the following legend on the face thereof:

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE GOVERNING THIS SECURITY.

2.15   Book-Entry Provisions for Global Security.
       -----------------------------------------

       (a) Each Global Security initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.14.

       Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Security, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of each Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

       (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in any Global Security may be transferred or, subject to Section 2.1, exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of
Section 2.16. In addition, U.S. Physical Securities and Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in U.S. Global Securities or Offshore Global Securities, as the case may be, if (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for the U.S. Global Securities or the Offshore Global Securities and a successor depositary is not appointed by the Issuers within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Trustee to issue Physical Securities.

       (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities or Offshore Physical Securities, as the case may be, of like tenor and amount.

       (d) In connection with the transfer of U.S. Global Securities or Offshore Global Securities, in whole, to beneficial owners pursuant to paragraph
(b), the U.S. Global Securities or
the Offshore Global Securities, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such U.S. Global Securities or Offshore Global Securities, as the case may be, an equal aggregate principal amount of U.S. Physical Securities or Offshore Physical Securities, as the case may be, of authorized denominations.

       (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or
(c) shall, except as otherwise provided by paragraphs (a)(i)(x), (d), (e)(ii) and (f) of Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.14.

       (f) The Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.16   Special Transfer Provisions.
       ---------------------------

       (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an "Accredited Investor" or an " Institutional Accredited Investor") which is not a QIB (excluding Non-U.S. Persons):

            (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the transferee certifies that it is not an Affiliate of either of the Issuers and the requested transfer is after the second anniversary of the later of the (a) Issue Date and (b) the last date on which the Issuers or an Affiliate of either of the Issuers was the owner of such Security (or any predecessor Security) or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and if such transfer is in respect of an aggregate principal amount of Securities of less than $100,000, the proposed transferee has delivered to the Registrar and the Issuers an opinion of counsel acceptable to the Issuers that such transfer is in compliance with the Securities Act and such other certifications, legal opinions or other information that the Trustee may reasonably request in order to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; and

            (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears a Private Placement Legend upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding U.S. Physical

       Securities) a decrease in the principal amount of the applicable U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and
       (b) the Issuers shall execute and the Trustee shall authenticate and deliver one or more U.S. Physical Securities of like tenor and amount.

       (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security to a QIB (excluding transfers to Non-U.S. Persons):

            (i) if the Security to be transferred consists of (x) either Offshore Physical Securities prior to the removal of the Private Placement Legend or U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Securities, the transfer of such interest may be effected only through the book entry system maintained by the Depositary; and

            (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of U.S. Physical Securities which after transfer are to be evidenced by an interest in a U.S. Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Securities so transferred.

       (c) Transfers of Interests in the Temporary Offshore Global Securities. The following provisions shall apply with respect to registration of any proposed transfer of an interest in a Temporary Offshore Global Securities:

            (i) The Registrar shall register the transfer of any Security (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Security stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

            (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the Temporary Offshore Global Securities to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Securities.

       (d) Transfers of Interests in the Permanent Offshore Global Securities or Unlegended Offshore Physical Securities. The following provisions shall apply with respect to any transfer of interests in Permanent Offshore Global Securities or unlegended Offshore Physical Securities. The Registrar shall register the transfer of any such Security without requiring any additional certification.

       (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Security to a Non-U.S. Person:

            (i) Prior to the 41st day after the Issue Date, the Registrar shall register any proposed transfer of a Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

            (ii) On and after the 41st day after the Issue Date, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in U.S. Global Securities, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

            (iii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Securities, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and
       (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the beneficial interest in the U.S. Global Securities to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Securities in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Securities, as the case may be, to be transferred, and the Trustee shall cancel the U.S. Physical Security, if any, so transferred or decrease the amount of the U.S. Global Security.

       (f) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x), (d) or (e)(ii) of this Section 2.16 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

       (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

       The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its customary procedures. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                   ARTICLE III

                                   REDEMPTION

3.1    Notices to Trustee.
       ------------------

       If the Issuers elect to redeem Securities pursuant to Paragraph 5, 6 or 7 of the Securities, they shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of the applicable Securities to be redeemed. The Issuers shall give notice of redemption to the Paying Agent and Trustee at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and with the information specified in
Section 3.3.

3.2    Selection of Securities To Be Redeemed.
       --------------------------------------

       In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $1,000 or less shall be redeemed in part; and provided further, that if a partial redemption is made, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (subject to the procedures of the Depository).

3.3    Notice of Redemption.
       --------------------

       At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address. At the Issuers' request at least 30 days before a Redemption Date (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. Each notice of redemption shall identify the Securities to be redeemed and shall state:

            (a)  the Redemption Date;

            (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (c)  the name and address of the Paying Agent;

            (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (e) that, unless the Issuers default in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price and accrued interest, if any, upon surrender to the Paying Agent of the Securities redeemed;

            (f) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

            (g) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

            (h) the Paragraph of the Securities pursuant to which the Securities are to be redeemed; and

            (i) the CUSIP or ISIN number, if any, printed on the Securities being redeemed and a statement that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

       The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

3.4    Effect of Notice of Redemption.
       ------------------------------

       Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

3.5    Deposit of Redemption Price.
       ---------------------------

       On or before 11:00 a.m. New York time on the Redemption Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender in immediately available funds sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

       If the Issuers comply with the preceding paragraph, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

3.6    Securities Redeemed in Part.
       ---------------------------

       Upon surrender of a Security that is to be redeemed in part only, the Trustee shall upon written instruction from the Issuers authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

4.1    Payment of Securities.
       ---------------------

       The Issuers shall pay the principal of, premium, if any, and interest on the Securities in the manner provided in the Securities. An installment of principal of, premium, if any, or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender in immediately available funds designated for and sufficient to pay the installment. If either of the Issuers or any Subsidiary of either Issuer acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the entity acting as Paying Agent complies with the second sentence of Section 2.4. Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months. As provided in Section 6.9, upon any bankruptcy or reorganization procedure relative to either Issuer, the Trustee shall serve as Paying Agent, if any, for the Securities.

4.2    Maintenance of Office or Agency.
       -------------------------------

       The Issuers shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.3. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

       The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

       The Issuers hereby initially designate the Trustee at its address c/o The Bank of New York, 101 Barclay Street - 8/th/ Floor West, New York, New York 10286, Attention: Corporate Trust Division, as such office of the Issuers in accordance with Section 2.3.

4.3    Limitation on Restricted Payments.
       ---------------------------------

       The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock; (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock of the Company; (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities (other than Indebtedness described in clause
(7) of the definition of "Permitted Indebtedness"); or (4) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

            (a) a Default or an Event of Default shall have occurred and be continuing; or

            (b) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
       Section 4.4; or

            (c) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to November 14, 2000 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company whose determination will be conclusive) shall exceed the sum of:

                 (i) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to November 14, 2000 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

                 (ii) 100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of property other than cash received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to November 14, 2000 and on or prior to the Reference Date of Qualified Capital Stock of the Company (other than Excluded Contributions); plus

                 (iii) without duplication of any amounts included in clause
            (c)(ii) above, 100% of the aggregate Net Cash Proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (other than Excluded Contributions) after November 14, 2000; plus

                 (iv) the amount by which Indebtedness of the Company or any of its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange subsequent to November 14, 2000 of any Indebtedness of the Company or any of its Restricted Subsidiaries incurred after November 14, 2000 into or for Qualified Capital Stock; plus

                 (v)   without duplication, the sum of:

                       (A) the aggregate amount returned in cash on or with
                 respect to Investments (other than Permitted Investments) made subsequent to November 14, 2000 whether through interest payments, principal payments, dividends or other distributions or payments;

                       (B) the net cash proceeds received by the Company or any
                 Restricted Subsidiary of the Company from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

                       (C) upon redesignation of an Unrestricted Subsidiary as a
                 Restricted Subsidiary, the fair market value of such Subsidiary (valued in each case as provided in the definition of "Investment");

            provided, however, that the sum of clauses (A), (B) and (C) above shall not exceed the aggregate amount of all such Investments made by the Company or any Restricted Subsidiary in the relevant Person or Unrestricted Subsidiary subsequent to November 14, 2000.

       Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

            (1) the payment of any dividend or other distribution within 60 days after the date of declaration of such dividend or other distribution if the dividend or other distribution would have been permitted on the date of declaration;

            (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (a) solely in exchange for shares of Qualified Capital Stock of the Company or Qualified Capital Stock of RPP Inc. or (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or, to the extent the proceeds therefrom are contributed by RPP Inc. to the Company, from the shares of Capital Stock of RPP Inc.;

            (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities either (a) solely in exchange for shares of Qualified Capital Stock of the Company or RPP Inc., or (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (I) shares of Qualified Capital Stock of the Company or RPP Inc., or (II) Refinancing Indebtedness;

            (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company or any Restricted Subsidiary of the Company of, or dividends, distributions or advances to RPP Inc. made on or after November 14, 2000 to allow RPP Inc. to repurchase (and/or to make payments on notes theretofore issued by RPP Inc. representing the consideration for the previous repurchase of), securities of RPP Inc., RPP Holdings or the Company from employees, directors or consultants of RPP Inc., the Company or any Subsidiaries of the Company or their authorized representatives (a) upon the death, disability or termination of employment of such employees, directors or consultants or to the extent required pursuant to employee benefit plans, employment agreements or consulting agreements or (b) pursuant to any other agreements with such employees or directors of or consultants to RPP Inc., the Company or any Subsidiaries of the Company, in an aggregate amount not to exceed $7.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years subject to a maximum of $15.0 million in any calendar year), provided that the cancellation of Indebtedness owing to the Company or any Restricted Subsidiary of the Company from such employees, directors or consultants of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment under this Indenture;

            (5) the declaration and payment of dividends to holders of any class or series of Preferred Stock of the Company, provided that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Preferred Stock, after giving effect to such issuance on a pro forma basis, the Company would have been able to incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to
       Section 4.4;

            (6) the payment of dividends on the Company's Common Stock (or dividends, distributions or advances to RPP Inc. to allow RPP Inc. to pay dividends on RPP Inc.'s Common Stock), following the first public offering of the Company's Common Stock (or of RPP Inc.'s Common Stock) after the Issue Date, of (i) in the case of the first public offering of the Company's Common Stock, up to 6% per annum of the net proceeds received by the Company in such public offering, or (ii) in the case of the first public offering of RPP Inc.'s Common Stock, up to 6% per annum of the amount contributed by RPP Inc. from the proceeds received by RPP Inc. from such offering, other than, in each case, public offerings with respect to the Company's Common Stock (or RPP Inc.'s Common Stock) registered on Form S-8 (or any successor form);

            (7) the payment of dividends, distributions or advances to RPP Inc. to allow RPP Inc. to repurchase, retire or otherwise acquire or retire for value equity interests of RPP Inc., in existence on November 14, 2000 and from the Persons holding such equity interests on November 14, 2000 and which are not held by Apollo or any of its Affiliates or members of management of the Company and its Subsidiaries on November 14, 2000 (including any equity interests issued in respect of such equity interests as a result of a stock split, recapitalization, merger, combination, consolidation or similar transaction), provided, however, that the Company shall be permitted to make Restricted Payments under this clause only if after giving effect thereto, the Company would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.4;

            (8) other Restricted Payments made after November 14, 2000 in an aggregate amount not to exceed $20.0 million;

            (9) if no Default or Event of Default shall have occurred and be continuing, payments or distributions to, or dividends, distributions or advances to RPP Inc. to allow RPP Inc. to make payments or distributions to, dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

            (10) Investments that are made with Excluded Contributions;

            (11) any payments made to consummate the Transactions pursuant to or contemplated by the Master Sale Agreement, the Non-US Sale Agreement, the Transaction Documents, the Non-US Transaction Documents (as such terms are defined in the Master Sale Agreement), and any other agreements related to the Recapitalization in effect on the closing date of the Recapitalization, including payments made by the Company to RPP Inc. to allow RPP Inc. to satisfy its obligations under such agreements or documents, in each case, as such agreements or documents are in effect on November 14, 2000 as amended from time to time so long as such amendment is in the good faith judgment of the Board of Directors of the Company not more disadvantageous to the Holders of the Securities in any material respect than such agreement or document as in effect on November 14, 2000;

            (12) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities, to the extent such Capital Stock represents a portion of the consideration for such exercise;

            (13) payment of dividends, other distributions or other amounts by the Company to RPP Inc. in amounts required for RPP Inc. to pay franchise taxes and other fees required to maintain its existence and provide for all other operating costs of RPP Inc., including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other costs and expenses, including all costs and expenses with respect to filings with the Commission, of up to $2.5 million per fiscal year;

            (14) the acquisition of any shares of Disqualified Capital Stock of the Company either (a) solely in exchange for shares of Disqualified Capital Stock of the Company or Capital Stock of RPP Inc. or (b) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Disqualified Capital Stock of the Company or, to the extent the proceeds therefrom are contributed by RPP Inc. to the Company, from shares of Capital Stock of RPP Inc.;

            (15) any purchase or redemption of Indebtedness that ranks junior to the Securities utilizing any Net Cash Proceeds remaining after the Company has complied with the requirements of the covenants described under Sections 4.17 and 4.18;

            (16) the payment of dividends, other distributions or amounts by the Company to RPP Inc. in amounts required to pay the tax obligations of the Company and its Subsidiaries and the tax obligations of RPP Inc. or any of its direct or indirect parent attributable to the Company and its Subsidiaries; provided that (x) the amount of dividends paid pursuant to this clause (16) to enable RPP Inc. or any of its direct or indirect parents to pay Federal and state income taxes at any time shall not exceed the amount of such Federal and state income taxes actually owing by RPP Inc. or any of its direct or indirect parents at such time for the respective period and (y) any refunds received by RPP Inc. or any of its direct or indirect parents attributable to the Company and its Subsidiaries shall promptly be returned by RPP Inc. or any of its direct or indirect parents to the Company; and

            (17) if no Default or Event of Default shall have occurred and be continuing, payments of cash, or dividends, distributions or advances made after November 14, 2000 to RPP Inc. to allow RPP Inc. to make payments of cash, in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Capital Stock in lieu of cash dividends on, any Capital Stock of RPP Inc., the Company or any Restricted Subsidiary, which in the aggregate do not exceed $3.0 million.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2), (4), (5), (6), (7), (8), (9), (15) and (17) shall be included in such calculation.

       Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

4.4    Limitation on Incurrence of Additional Indebtedness.
       ---------------------------------------------------

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.25 to 1.0; provided that the amount of Indebtedness (other than Acquired Indebtedness) that may be incurred pursuant to the foregoing by Restricted Subsidiaries of the Company that have not Guaranteed the Securities in compliance with Section 4.15 or 4.21 shall not exceed $50.0 million, in the case of the Domestic Restricted Subsidiaries, and $50.0 million, in the case of the Foreign Restricted Subsidiaries, in each case, at any one time outstanding.

       The Issuers and the Guarantors, if any, shall not incur or suffer to exist any Indebtedness that is subordinated in right of payment to any other Indebtedness of the Issuers or the Guarantors unless such Indebtedness is at least equally subordinated in right of payment to the Securities or any Subsidiary Guarantees, if any.

4.5    Corporate Existence.
       -------------------

       Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that neither the Company nor any Restricted Subsidiary shall be required to preserve any such right or franchise or in the case of any Restricted Subsidiary, its existence, if (in each case) the Board of Directors of the Company shall determine that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

4.6    Payment of Taxes and Other Claims.
       ---------------------------------

       The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of

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

its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, (i) the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made or
(ii) where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

4.7    Maintenance of Properties and Insurance.
       ---------------------------------------

       (a) The Company shall cause all material properties owned or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries, taken as a whole, to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.7 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or any such Restricted Subsidiary desirable in the conduct of the business of the Company or any such Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders; provided further that nothing in this
Section 4.7 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

       (b) The Company shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are, in the Company's reasonable judgment, customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

4.8    Compliance Certificate; Notice of Default.
       -----------------------------------------

       (a) The Issuers and each Guarantor, if any, shall deliver to the Trustee, within 120 days after the close of each fiscal year of the Issuers, an Officers' Certificate stating that a review of the activities of each of the Issuers has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuers or the applicable Guarantor during such preceding fiscal year have kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The applicable Officers' Certificate shall also notify the Trustee should either of the Issuers or any Guarantor elect to change the manner in which it fixes its fiscal year end.

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

       (b) The annual financial statements delivered pursuant to Section 4.10 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article IV, V or VI of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

       (c) The Issuers shall deliver to the Trustee, in the event that any Officer becomes aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

4.9    Compliance with Laws.
       --------------------

       The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

4.10   Reports to Holders.
       ------------------

       Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall file a copy of the following information and reports with the Trustee and the Commission for public availability (unless the Commission will not accept such a filing) and shall furnish to the Holders of Securities and to securities analysts and prospective investors, upon their written request:

            (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (it being understood that the first of such Forms required to be filed by the Company following the Issue Date shall be a Form 10-K for the year ending December 31, 2003) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

            (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

       In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such

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

information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon written request to the Company.

       In addition, for so long as any Securities remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

4.11   Waiver of Stay, Extension or Usury Laws.
       ---------------------------------------

       Each of the Issuers and each Guarantor, if any, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such Guarantor from paying all or any portion of the principal of, premium, if any, and/or interest on the Securities or the Subsidiary Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

4.12   Limitations on Transactions with Affiliates.
       -------------------------------------------

       (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions on terms that are no less favorable than those that could reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

       (b)  The restrictions set forth in clause (a) shall not apply to:

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

            (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors;

            (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture;

            (iii) any agreement as in effect or entered into as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

            (iv) Restricted Payments and Permitted Investments permitted by this Indenture;

            (v) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of the first sentence of paragraph (a) above;

            (vi) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by Board of Directors of the Company in good faith and loans to employees of the Company and its Subsidiaries which are approved by the Board of Directors of the Company in good faith;

            (vii) the payment of all fees and expenses related to the Transactions;

            (viii) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case on ordinary business terms and otherwise in compliance with the terms of this Indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party;

            (ix)   fees payable to Apollo pursuant to the Management Agreement;

            (x) any contribution to the capital of the Company, or any sales of Capital Stock of the Company; and

            (xi) any tax sharing agreement or arrangement and payments pursuant thereto among the Company and its Subsidiaries and any other Person with which the Company or its Subsidiaries is required or permitted to file a consolidated tax return or with which

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

       the Company or any of its Restricted Subsidiaries is or could be part of a consolidated group for tax purposes in amounts not otherwise prohibited by this Indenture.

4.13   Limitation on Dividend and Other Payment Restrictions Affecting
       ---------------------------------------------------------------
       Subsidiaries.
       ------------

       The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries (other than a Restricted Subsidiary that has executed a Subsidiary Guarantee) to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock); (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

            (i) applicable law, rule, regulation, order, grant or governmental permit;

            (ii) this Indenture and the Security Documents in relation to the Note Liens;

            (iii) the indenture and/or the documentation governing the 9 1/2 % Senior Second Secured Notes Due 2010;

            (iv) the Credit Agreement and/or the documentation for the other First Priority Lien Obligations;

            (v) customary non-assignment provisions of any contract, license or any lease of any Restricted Subsidiary of the Company;

            (vi) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

            (vii) agreements existing or entered into on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

            (viii) purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

            (ix) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

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

            (x) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.4 and 4.16 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

            (xi) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

            (xii) customary net worth and restrictions on transfer, assignment or subletting provisions contained in leases and other agreements entered into by the Company or any Restricted Subsidiary;

            (xiii) any restriction in any agreement or instrument of a Receivables Subsidiary governing a Qualified Receivables Transaction;

            (xiv) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (i) through (xii) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness, taken as a whole, are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses; or

            (xv) an agreement governing Indebtedness permitted to be incurred pursuant to Section 4.4; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions contained in the Credit Agreement or in this Indenture as in effect on the Issue Date.

4.14   Limitation on the Issuance and Sale of Capital Stock of Restricted
       ------------------------------------------------------------------
       Subsidiaries.
       ------------

       The Company shall not sell, and shall not permit any Restricted Subsidiary of the Company, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

            (a) to the Company or a Wholly Owned Restricted Subsidiary of the Company;

            (b) issuance of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries of the Company, to the extent required by applicable law;

            (c) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary of the Company and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.3 if made on the date of such issuance or sale; or

            (d) the sale or issuance of Common Stock that is Qualified Capital Stock of Restricted Subsidiaries of the Company, if the proceeds from such issuance and sale are applied in accordance with Section 4.18.

4.15   Limitation on Issuances of Guarantees by Restricted Subsidiaries.
       ----------------------------------------------------------------

       The Company shall not permit any Restricted Subsidiary of the Company, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Securities ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of payment of the Securities by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee so long as any Securities remain outstanding; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary (x) that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) of First Priority Lien Obligations or (z) that is provided by a Foreign Restricted Subsidiary of Indebtedness incurred by another Foreign Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Securities, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Securities, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities.

       Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture), (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee or (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture.

4.16   Limitation on Liens.
       -------------------

       The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

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

            (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

            (b) in all other cases, the Securities are equally and ratably secured,

except for the following Liens which are expressly permitted:

            (i) Liens existing as of the Issue Date (including Liens securing the 9 1/2% Senior Secured Notes Due 2010), other than First Priority Liens;

            (ii) Liens securing (x) Indebtedness and other Obligations under the Credit Agreement in an aggregate principal amount of such Indebtedness outstanding at any time not to exceed $165 million, and (y) the Indebtedness and other Obligations outstanding from time to time under the Overdraft Facility in an aggregate principal amount of such Indebtedness not to exceed $20 million; provided that the amount of Liens permitted to secure Indebtedness and other Obligations under the Credit Agreement and Overdraft Facility in accordance with this clause (ii) shall be in addition to any Liens permitted to secure Indebtedness and other Obligations under the Credit Agreement and Overdraft Facility in reliance on and in accordance with clauses (6), (7), (20), (21) and (22) of the definition of "Permitted Liens";

            (iii) Liens securing the Securities or any Subsidiary Guarantee;

            (iv) Liens in favor of (x) either Issuer or any Guarantor or (y) any Wholly Owned Restricted Subsidiary that is not an Issuer or a Guarantor;

            (v) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness (including, without limitation, Acquired Indebtedness) which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens:

                  (A) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

                  (B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

            (vi) Liens securing Indebtedness of Restricted Subsidiaries of the Company so long as such Indebtedness is otherwise permitted under this Indenture; and

            (vii) Permitted Liens.

4.17   Change of Control.
       -----------------

       (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (the "Change of Control Offer"), and shall purchase, on a Business

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

Day (the "Change of Control Payment Date") as described below, all or a portion of the then outstanding Securities at a purchase price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date. Notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Securities pursuant to this Section 4.17 in the event that the Company has exercised its right to redeem all the Securities under the terms of Article III of this Indenture and paragraph 6 of the Securities.

       (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to:

            (i) repay in full and terminate all commitments under the Credit Agreement and all other First Priority Lien Obligations the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under the Credit Agreement and all other such First Priority Lien Obligations and to repay the Indebtedness owed to (and terminate all commitments of) each lender under the Credit Agreement and each other holder of a First Priority Lien Obligation which has accepted such offer; or

            (ii) obtain the requisite consents under the Credit Agreement and all such other First Priority Lien Obligations to permit the repurchase of the Securities as provided below.

The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described below. The Company's failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice referred to in clause (c) below because same is prohibited by the second preceding sentence) may (with notice and lapse of time) constitute an Event of Default described in clause (iii) of Section 6.1 but shall not constitute an Event of Default described in clause (ii) of Section 6.1.

       (c) Within 30 days following the date upon which a Change of Control occurs (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

            (i) that the Change of Control Offer is being made pursuant to this Section 4.17 and that all Securities tendered and not withdrawn will be accepted for payment;

            (ii) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date, which shall be a Business Day, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, other than as may be required by law;

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

            (iii) that any Security not tendered will continue to accrue interest;

            (iv) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (v) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

            (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

            (vii) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

            (viii) the circumstances and relevant facts regarding such Change of Control.

       The Company shall not be required to make a Change of Control Offer upon a Change of Control if any other Person makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.17 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer. This covenant and other provisions contained in this Indenture relating to the Company's obligation to make a Change of Control Offer may be waived or modified with the written consent of the Holders of a majority in principal amount of Securities.

       On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender in immediately available funds sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and upon written order of the Company accompanied by an Officers' Certificate, the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.17, the Trustee shall act as the Paying Agent.

       Any amounts remaining with the Paying Agent after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

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

       The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Section 4.17, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue thereof.

4.18   Limitation on Asset Sales.
       -------------------------

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's senior management or, in the case of an Asset Sale in excess of $5.0 million, the Board of Directors of the Company);

            (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of (x) cash or Cash Equivalents, (y) properties and assets to be owned by the Company or any of its Restricted Subsidiaries and used in a Permitted Business or (z) Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of the Company, and, in each case, such consideration is received at the time of such disposition; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets, and (b) any notes or other securities received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after such Asset Sale (to the extent of the cash received) shall be deemed to be cash for the purposes of this provision only; and

            (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

                  (A) to prepay any Applicable Indebtedness and, in the case of any such Applicable Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility (or effect a permanent reduction in availability under such revolving credit facility, regardless of the fact that no prepayment is required);

                  (B) to make an Investment (x) in properties and assets that replace the properties and assets that were the subject of such Asset Sale, (y) in properties and assets that will be used in a Permitted Business or (z) permitted by clause (1) of the definition of Permitted Investments (collectively, "Replacement Assets"); or

                  (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B).

       Pending the final application of the Net Cash Proceeds, the Company and its Restricted Subsidiaries may temporarily reduce Pari Passu Indebtedness (or, in the case of an Asset Sale by a Restricted Subsidiary, Indebtedness of a Restricted Subsidiary) or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

       On the 361st day after an Asset Sale or such earlier date, if any, as the senior management or the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and
(iii)(C) of the next preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if the Company so elects (or is required by the terms of any Applicable Pari Passu Indebtedness), such Net Proceeds Offer may be made ratably to purchase the Securities and such Applicable Pari Passu Indebtedness.

       If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder as of the date of such conversion or disposition and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

       The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to the preceding paragraph).

       In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.1, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section, and shall comply with the provisions of clause (iii) of this Section with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its

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

Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.18.

       Notice of each Net Proceeds Offer pursuant to this Section 4.18 shall be mailed or caused to be mailed, by first class mail, by the Company within 25 days following the applicable Net Proceeds Offer Trigger Date to all Holders at their last registered addresses, with a copy to the Trustee. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

            (i) that Holders may elect to have their Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Net Proceeds Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price;

            (ii)   that the Net Proceeds Offer is being made pursuant to this
       Section 4.18 and that all Securities tendered will be accepted for payment; provided, however, that if the principal amount of Securities tendered in the Net Proceeds Offer exceeds the aggregate amount of the Net Proceeds Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (based on amounts tendered);

            (iii) the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the Net Proceeds Offer Trigger Date, other than as may be required by applicable law);

            (iv) that any Security not tendered will continue to accrue interest;

            (v) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

            (vi) that Holders electing to have a Security purchased pursuant to the Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Net Proceeds Offer Payment Date;

            (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

            (viii) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount at maturity equal to the unpurchased portion of the Securities surrendered.

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

       On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent U.S. Legal Tender in immediately available funds sufficient to pay the purchase price, plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, plus accrued interest, if any, thereon set forth in the notice of such Net Proceeds Offer. Any Security not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.18, the Trustee shall act as the Paying Agent.

       Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company. To the extent that the aggregate amount of the Securities tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purposes not prohibited by this Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

       The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.18, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.18 by virtue thereof. This covenant and other provisions contained in this Indenture relating to the Company's obligation to make a Net Proceeds Offer may be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.

4.19   [Intentionally Omitted]

4.20   [Intentionally Omitted]

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

4.21   Future Guarantors.
       -----------------

       (a) If the Company organizes or acquires any Domestic Restricted Subsidiary after the Issue Date (each a "New Domestic Restricted Subsidiary") that, after giving pro forma effect to the acquisition or organization of such New Domestic Restricted Subsidiary or Subsidiaries (if applicable), together with each other New Domestic Restricted Subsidiary of the Company, has consolidated assets or Consolidated EBITDA which exceeds 5 percent of the total consolidated assets, as of the end of the most recently completed fiscal quarter for which financial statements are available, or total Consolidated EBITDA, for the most recent preceding 4 fiscal quarters for which financial statements are available, of the Company and its Restricted Subsidiaries, the Company shall:
(i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which each such New Domestic Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and this Indenture; (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such New Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such New Domestic Restricted Subsidiary; and (iii) cause each New Domestic Restricted Subsidiary to promptly execute and deliver to the Trustee a Subsidiary Guarantee.

       (b) Following the execution and delivery of a Subsidiary Guarantee by any New Domestic Restricted Subsidiary of the Company pursuant to clause (a) of this Section 4.21, the Company and each New Domestic Restricted Subsidiary subsequently acquired or organized by the Company shall comply with clauses
(i)-(iii) of Section 4.21(a) above.

       (c)  After the execution of a supplemental indenture pursuant to clause
(a) or (b) of this Section 4.21, each such New Domestic Restricted Subsidiary party thereto shall be a Guarantor for all purposes of this Indenture.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

5.1    Merger, Consolidation and Sale of Assets.
       ----------------------------------------

       (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

            (i) either (a) the Company shall be the surviving or continuing corporation, partnership, trust or limited liability company or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other

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

       disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

                  (x) shall be a corporation, partnership, trust or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia;

                  (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Company to be performed or observed; and

                  (z) shall expressly assume, by documentation specified by, and executed and delivered to, the Trustee (and otherwise acceptable to the Collateral Agent), the due and punctual performance of every covenant and obligation under the Security Documents and the Intercreditor Agreement on the part of the Company to be performed or observed.

            (ii) immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (a)(i)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.4;

            (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (a)(i)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred or repaid and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

            (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

       Notwithstanding the foregoing, (i) the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted and (ii) the merger of any Restricted Subsidiary of the Company into the Company or the transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Restricted Subsidiary of the Company to the Company shall be permitted so long as the

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

Company delivers to the Trustee an Officers' Certificate stating that the purpose of such merger, transfer, lease, conveyance or other disposition is not to consummate a transaction that would otherwise be prohibited by clause (iii) of this Section 5.1(a).

       (b) For purposes of the foregoing paragraph (a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

       (c) Each Guarantor (other than any Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of such Subsidiary Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.18) shall not, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

            (i) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized and validly existing under the laws of the United States, any State thereof, the District of Columbia thereof or the jurisdiction in which such Guarantor is organized;

            (ii) such Person expressly assumes by supplemental indenture all of the obligations of the Guarantor on its Subsidiary Guarantee;

            (iii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

            (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of Section 5.1(a); and

            (v) such entity assumes, by documentation specified by, and executed and delivered to, the Trustee (and otherwise acceptable to the Collateral Agent), all obligations of the Guarantor, if any, under the Security Documents and the Intercreditor Agreement.

       Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause
(iv) of Section 5.1(a).

5.2    Successor Corporation Substituted.
       ---------------------------------

       Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 in which the Company or any Guarantor, as applicable, is not the continuing corporation, the successor Person formed by such consolidation or into which the Company or such Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise

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

every right and power of, the Company or such Guarantor under this Indenture and the Securities or any Subsidiary Guarantee, as applicable, with the same effect as if such Surviving Entity had been named as such.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

6.1    Events of Default.
       -----------------

       Each of the following shall be an "Event of Default":

            (i) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days;

            (ii) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

            (iii) a default by the Company or any Restricted Subsidiary of the Company in the observance or performance of any other covenant or agreement contained in this Indenture, which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or from the Holders of at least 25% of the outstanding principal amount of the Securities;

            (iv) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Significant Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness by the holders thereof if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, exceeds $10.0 million or more at any time;

            (v) one or more judgments in an aggregate amount in excess of $10.0 million (exclusive of amounts covered by insurance other than self-insurance) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

            (vi) the Company or any of its Significant Subsidiaries (i) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (ii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iii) consents to the appointment of a custodian of it or for substantially all of its property, (iv) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (v) makes a general

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

       assignment for the benefit of its creditors or (vi) takes any corporate action to authorize or effect any of the foregoing;

            (vii) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (ii) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of any of its property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

            (viii) any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Subsidiary Guarantee made by a Significant Subsidiary is declared to be null and void and unenforceable or any Subsidiary Guarantee made by a Significant Subsidiary is found to be invalid or any such Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture); or

            (ix) unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents and the Intercreditor Agreement, default by the Company or any Significant Subsidiary in the performance of the Security Documents and the Intercreditor Agreement which adversely affects the enforceability, validity, perfection or priority of the Note Liens on a material portion of the Collateral granted to the Collateral Agent for the benefit of the Trustee and the Holders, the repudiation or disaffirmation by the Company or any Significant Subsidiary of its material obligations under the Security Documents and Intercreditor Agreement or the determination in a judicial proceeding that the Security Documents and the Intercreditor Agreements are unenforceable or invalid against the Company or any Significant Subsidiary party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities and demanding that such default be remedied).

If, pursuant to clause (iii) or (ix) above, the Holders of at least 25% of the then outstanding principal amount of Securities notify the Company as specified in such clause, such Holders shall similarly notify the Trustee. Any notice given pursuant to clause (iii) or (ix) above or the immediately preceding sentence shall be given by registered or certified mail, return receipt requested.

6.2    Acceleration.
       ------------

       If an Event of Default (other than an Event of Default specified in clause (vi) or (vii) of Section 6.1 above with respect to the Company) shall occur and be continuing, the Trustee or the

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

Holders of at least 25% in principal amount of outstanding Securities may declare the principal of, premium, if any, and accrued interest on all the Securities to be due and payable by notice in writing to the Issuers (and the Trustee if given by the Holders) specifying the respective Event of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in clause (vi) or (vii) of Section
6.1 above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

       At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium if any, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and any other amounts due to the Trustee under
Section 7.7 and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) or (vii) of Section 6.1, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

6.3    Other Remedies.
       --------------

       If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture or, subject to the terms thereof, the Security Documents and the Intercreditor Agreement.

       The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

6.4    Waiver of Past Defaults.
       -----------------------

       Subject to Sections 2.9, 6.2, 6.7 and 9.2, the Holders of not less than a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Security as specified in clauses (i) and (ii) of Section
6.1. The Company shall deliver to the Trustee an Officers' Certificate stating

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

that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

6.5    Control by Majority.
       -------------------

       The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability.

6.6    Limitation on Suits.
       -------------------

       A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (ii) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

            (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (iv) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (v) during such 45-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

       A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

6.7    Rights of Holders To Receive Payment.
       ------------------------------------

       Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

6.8    Collection Suit by Trustee.
       --------------------------

       If an Event of Default in payment of principal, premium, if any, or interest specified in clause (i) or (ii) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the

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Securities for the whole amount of principal, premium, if any, and accrued interest and fees remaining unpaid, together with interest on overdue principal and premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

6.9    Trustee May File Proofs of Claim.
       --------------------------------

       The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7) and the Securityholders allowed in any judicial proceedings relating to the Issuers, their creditors or their property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee appointed for such matter, to collect and receive any monies or other securities or property payable or deliverable upon the conversion or exchange of the Securities or upon any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

6.10   Priorities.
       ----------

       If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

            First: to the Trustee for amounts due under Section 7.7;

            Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

            Third: to Holders for principal amounts and premium, if any, due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

            Fourth: to the Issuers or, if applicable, the Guarantors as their respective interests may appear.

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

       The Trustee, upon prior notice to the Issuers, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

6.11   Undertaking for Costs.
       ---------------------

       In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

6.12   Restoration of Rights and Remedies.
       ----------------------------------

       If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuers, Trustee and the Holders shall continue as though no such proceeding had been instituted.

6.13   Rights and Remedies Cumulative.
       ------------------------------

       Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                                   ARTICLE VII

                                     TRUSTEE

7.1    Duties of Trustee.
       -----------------

       (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

       (b)  Except during the continuance of an Event of Default:

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

            (i) The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

            (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

       (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

            (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

       (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

       (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

       (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

       (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

       (h) If the Trustee shall receive conflicting or inconsistent requests from two or more groups of Holders, each representing less than a majority of the aggregate principal amount of Securities then outstanding, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Indenture.

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

7.2    Rights of Trustee.
       -----------------

       Subject to Section 7.1:

            (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records, and premises of the Issuers, personally or by agent or attorney.

            (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

            (j) The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Restricted Subsidiary or the existence of any Change of

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

       Control or Asset Sale unless either (i) a Responsible Officer shall have Actual Knowledge thereof or (ii) the Trustee shall have received written notice thereof from either of the Issuers or any Holder.

            (k) Delivery of reports, information and documents to the Trustee under Section 4.10 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of the covenants hereunder.

            (l) The Trustee shall not be responsible for the computation of any interest payments or redemption amounts payable with respect to the Securities.

            (m) The Trustee shall not be responsible for the filing of original or continuation financing statements or the recordation, amendment, or other filing of any security interests, liens, financing statements, or other similar documents, nor of the contents thereof.

            (n) In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Trustee's control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

7.3    Individual Rights of Trustee.
       ----------------------------

       The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers, their Subsidiaries (including any Guarantors) or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

7.4    Trustee's Disclaimer.
       --------------------

       The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee, the Security Documents, the Collateral, or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

7.5    Notice of Default.
       -----------------

       If a Default or an Event of Default occurs and is continuing and the Trustee has Actual Knowledge thereof based on receipt of actual notice of such Default or Event of Default, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default

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

within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Security, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

7.6    Reports by Trustee to Holders.
       -----------------------------

       Within 60 days after each June 15, beginning with the first June 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

       A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuers and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

       The Issuers shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

7.7    Compensation and Indemnity.
       --------------------------

       The Issuers shall pay to the Trustee, from time to time, reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

       The Issuers shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the cost and expense of enforcing this Indenture and the Securities against the Issuers or the Holders (including this Section 7.7) including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity, provided that any failure to so notify the Issuers shall not relieve the Issuers of their indemnity obligations hereunder. The Issuers may, subject to the

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

approval of the Trustee, defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuers will not be required to pay such fees and expenses if, subject to the approval of the Trustee, it assumes the Trustee's defense and there is no conflict of interest between the Issuers and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuers need not pay for any settlement made without its written consent, which consent will not be unreasonably withheld, delayed or conditioned. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

       To secure the Issuers' payment obligations in this Section 7.7, the Trustee shall have a senior claim and Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.

       When the Trustee incurs expenses or renders services after an Event of Default specified in clause (vi) or (vii) of Section 6.1 occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law and shall be paid to the extent allowed under any Bankruptcy Law.

       Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

7.8    Replacement of Trustee.
       ----------------------

       The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuers and the Trustee and may appoint a successor Trustee. The Issuers may remove the Trustee if:

            (i)   the Trustee fails to comply with Section 7.10;

            (ii)  the Trustee is adjudged bankrupt or insolvent;

            (iii) a receiver or other public officer takes charge of the Trustee or its property; or

            (iv)  the Trustee becomes incapable of acting.

       If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

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

       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.7, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

       If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

       If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

       Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

7.9    Successor Trustee by Merger, Etc.
       --------------------------------

       If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII.

7.10   Eligibility; Disqualification.
       -----------------------------

       This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Issuers and any other obligor of the Securities.

7.11   Preferential Collection of Claims Against the Issuers.
       -----------------------------------------------------

       The Trustee, in its capacity as Trustee hereunder, shall comply with TIA
Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated.

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

7.12   Direction to Trustee.
       --------------------

       The Trustee is directed to execute, deliver and perform its obligations under the Security Documents and the Intercreditor Agreement.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

8.1    Termination of the Issuers' Obligations.
       ---------------------------------------

       The Issuers may terminate their obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment U.S. Legal Tender in immediately available funds has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Issuers have paid all sums payable by them hereunder, or if:

            (i) either (i) pursuant to Article III, the Issuers shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities in accordance with the provisions hereof or (ii) all Securities have otherwise become due and payable hereunder;

            (ii) the Issuers shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in immediately available funds in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Securities;

            (iii) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article VIII concurrently with such incurrence) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement (including, without limitation, the Credit Agreement) to which either of the Issuers is a party or by which either is bound;

            (iv) the Issuers shall have paid all other sums payable by it hereunder; and

            (v) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating

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

       to the termination of the Issuers' obligations under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement or any other material agreement or instrument then known to such counsel that binds or affects either of the Issuers.

       Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuers' obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 8.5 and
8.6 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Securities are no longer outstanding, the Issuers' obligations in Sections 7.7, 8.5 and 8.6 shall survive.

       After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' obligations under the Securities and this Indenture except for those surviving obligations specified above.

8.2    Legal Defeasance and Covenant Defeasance.
       ----------------------------------------

       (a) The Issuers may, at their option by Board Resolutions of the Boards of Directors of the Issuers, at any time, elect to have either paragraph (b) or
(c) below applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.3.

       (b) Upon the Issuers' exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuers and any Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been discharged from their respective obligations with respect to all outstanding Securities and the corresponding Subsidiary Guarantees, if any, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.4 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under Section 8.3 shall cease to be subject to any obligations to, or the rights of, any holder of First Priority Lien Obligations under Article X or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due,
(ii) the Company's obligations with respect to such Securities under Article II and Section 4.2, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article VIII. Subject to compliance with this Article VIII, the Issuers may exercise their option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

       (c) Upon the Issuers' exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuers and each Guarantor, if any, shall, subject to the satisfaction of the

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conditions set forth in Section 8.3, be released from their obligations, if any, under the covenants contained in Sections 4.3 and 4.4 and Sections 4.12 through
4.19 and Section 4.21 and Article V with respect to the outstanding Securities and the corresponding Subsidiary Guarantee, if any, on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section
8.3 shall cease to be subject to any obligations to, or the rights of, any holder of First Priority Lien Obligations under Article X or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(iii), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuers' exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.3 hereof, Sections 6.1(iii), 6.1(iv), 6.1(v) and 6.1(ix) shall not constitute Events of Default.

8.3    Conditions to Legal Defeasance or Covenant Defeasance.
       -----------------------------------------------------

       The following shall be the conditions to the application of either
Section 8.2(b) or 8.2(c) to the outstanding Securities:

       In order to exercise either Legal Defeasance or Covenant Defeasance:

            (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Trustee and the Holders, U.S. Legal Tender in immediately available funds or non-callable U.S. Government Obligations which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Securities, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

            (ii) in the case of an election under Section 8.2(b), the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the

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

       same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (iii) in the case of an election under Section 8.2(c), the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article VIII concurrently with such incurrence) or insofar as Sections 6.1(vi) and 6.1(vii) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

            (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article VIII concurrently with such incurrence), the Credit Agreement or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (vi) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others;

            (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent hereunder provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

            (viii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

       Notwithstanding the foregoing, the Opinion of Counsel required by clause
(ii) above of this Section 8.3 need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year or (iii) are to be called for redemption within one year under arrangements

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satisfactory to the Trustee for the giving of notice of redemption by the
Trustee in the name, and at the expense, of the Company.

8.4    Application of Trust Money.
       --------------------------

       The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

       The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.3 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

       Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers' request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.3 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

8.5    Repayment to the Issuers.
       ------------------------

       The Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuers cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuers. After payment to the Issuers, Holders entitled to such money must look to the Issuers for payment as general creditors unless an applicable law designates another Person.

8.6    Reinstatement.
       -------------

       If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided that if the Issuers have made any payment of interest on, premium, if any, or principal of any Securities because of the reinstatement of its obligations, the Issuers shall be subrogated

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to the rights of the Holders of such Securities to receive such payment from the
U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

9.1    Without Consent of Holders.
       --------------------------

       Subject to Section 9.3, the Issuers, any Guarantors and the Trustee, together, may amend or supplement this Indenture, the Securities, any Subsidiary Guarantee, the Security Documents and the Intercreditor Agreement without notice to or consent of any Securityholder:

            (i) to cure any ambiguity, defect or inconsistency, so long as such change does not, in the good faith determination of the Board of Directors of the Company, adversely affect the rights of any of the Holders in any material respect. In formulating its determination on such matters, the Board of Directors of the Company will be entitled to rely on such evidence as it deems appropriate;

            (ii) to evidence the succession in accordance with Article V of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company herein and in the Securities and the Security Documents and the Intercreditor Agreement;

            (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (iv) to make any other change that does not adversely affect the rights of any Securityholders hereunder in any material respect;

            (v) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

            (vi) to add or release any Guarantor pursuant to the terms of this Indenture;

            (vii) (x) to add assets as Collateral or release Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreement or this Indenture and (y) or as otherwise provided in the Security Documents or the Intercreditor Agreement;

            (viii) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities, provided that for purposes of this clause (viii), the terms Initial Notes and Exchange Notes, shall include any other Securities issued in accordance with clause (iii) of the fourth paragraph of Section 2.2 or Securities issued in exchange therefor which are identical in all material respects to such Securities (except that the transfer restrictions on

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

       the Securities issued in exchange for Securities issued in accordance with clause (iii) of the fourth paragraph of Section 2.2 shall be modified or eliminated, as appropriate);

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.

9.2    With Consent of Holders.
       -----------------------

       Subject to Sections 6.7 and 9.3, the Issuers, the Guarantors, if any, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities or any Subsidiary Guarantee, may amend or supplement this Indenture, the Securities or the Subsidiary Guarantees without notice to any other Securityholders. Subject to Sections 6.7 and 9.3, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Issuers with any provision of this Indenture, the Securities or any Subsidiary Guarantee without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to (and to the extent provided in) Section 6.4, may:

            (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

            (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, on any Security;

            (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Security, or change the date on which any Securities may be subject to redemption or reduce the redemption price therefor;

            (iv) make any Securities payable in money other than that stated in the Securities;

            (v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

            (vi)   make any changes in Section 6.4, 6.7 or this Section 9.2; or

            (vii) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or this Indenture other than in accordance with the terms of this Indenture.

       It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

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

       After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

9.3    [Intentionally Omitted].

9.4    Compliance with TIA.
       -------------------

       From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities or any Subsidiary Guarantee shall comply with the TIA as then in effect.

9.5    Revocation and Effect of Consents.
       ---------------------------------

       Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

       The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

       After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (i) through (vii) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

9.6    Notation on or Exchange of Securities.
       -------------------------------------

       If an amendment, supplement or waiver changes the terms of a Security, the Issuers may require the Holder of the Security to deliver it to the Trustee. The Issuers shall provide the Trustee with an appropriate notation on the Security about the changed terms and cause the Trustee to return it to the Holder at the Issuers' expense. Alternatively, if the Issuers or the

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

Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

9.7    Trustee to Sign Amendments, Etc.
       -------------------------------

       The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each complying with Sections
11.4 and 11.5 and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuers enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Issuers.

                                    ARTICLE X

                                   COLLATERAL

10.1   Collateral.
       ----------

       (a) In order to secure the due and punctual payment of the Securities, the Issuers have entered into the Security Documents to create the Note Liens on the Collateral in accordance with the terms thereof. Pursuant to the provisions of the Security Documents, the Intercreditor Agreement and this Indenture, the rights and remedies of the Trustee and the Holders of the Securities in the Collateral shall be junior and subject to the rights and remedies of the holders of the First Priority Liens and other Liens that have priority over the Note Liens to the extent permitted by this Indenture and senior and prior to the rights and remedies of the 91/2% Senior Second Secured Notes due 2010 in accordance with the terms of the Security Documents and the Intercreditor Agreement. In the event of a conflict between the terms of this Indenture and the Security Documents, the Security Documents shall control.

       (b) Each Holder of a Security, by accepting such Security, (i) agrees to all of the terms and provisions of the Security Documents and the Intercreditor Agreement, (ii) acknowledges that all First Priority Lien Obligations include, without limitation, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Company or any of its Subsidiaries at the contractual rate of interest provided for in the respective documentation for such First Priority Lien Obligations, whether or not a claim for such post-petition interest is allowed in any such proceeding or under applicable law, and (iii) authorizes the Trustee to enter into the Security Documents and the Intercreditor Agreement and, unless violative of the provisions hereof and thereof, to execute any and all documents, amendments, waivers, consents, releases or other instruments required (or authorized) to be executed by it pursuant to the terms thereof.

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

       (c) The Issuers shall not, and shall not cause or permit any of their Domestic Subsidiaries to, intentionally grant a Lien on any of its Collateral to the Collateral Agent under the Security Documents for the benefit of the lenders under the Credit Agreement unless a Note Lien is created in favor of the Collateral Agent for the benefit of the Trustee (on behalf of the Trustee and the Holders of the Securities) with respect to such property or assets.

10.2   Application of Proceeds of Collateral.
       -------------------------------------

       Upon any realization upon the Collateral, the proceeds thereof shall be applied in accordance with the terms of the Security Agreement, the Intercreditor Agreement and the terms hereof.

10.3   Possession, Use and Release of Collateral.
       -----------------------------------------

       (a) Unless an Event of Default shall have occurred and be continuing, subject to the terms of the Security Documents and/or the Intercreditor Agreement, the Issuers and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Securities and any Subsidiary Guarantees (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents and the Intercreditor Agreement), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

       (b) Each Holder of a Security, by accepting such Security, acknowledges that (i) the Security Documents and the Intercreditor Agreement shall provide that so long as any First Priority Lien Obligations (or any commitments or letters of credit in respect thereof) are outstanding, the holders thereof shall have the exclusive right and authority to determine the release, sale, or other disposition with respect to the Collateral and to change, waive or vary the Security Documents and/or the Intercreditor Agreement, subject in the case of changes, waivers, or variances, to the conditions specified in the Security Documents and/or the Intercreditor Agreement and (ii) the holders of the First Priority Lien Obligations may (x) direct the Collateral Agent to take actions with respect to the Collateral (including the release of the Collateral and the manner of realization) without the consent of the Holders or the Trustee and (y) agree to modify the Security Documents and/or Intercreditor Agreement, without the consent of the Holders or the Trustee, to secure additional Indebtedness and additional secured creditors so long as such modifications do not expressly violate the provisions of the Credit Agreement or this Indenture. Subject to the terms of the Security Documents and/or the Intercreditor Agreement, if at any time or from time to time Collateral which also secures the First Priority Lien Obligations is released or otherwise disposed of pursuant to the terms of the relevant governing documents, as applicable, such Collateral securing the Securities and any Subsidiary Guarantees shall be automatically released or disposed of; provided, however, that if an Event of Default under this Indenture exists as of the date on which the First Priority Lien Obligations are repaid in full, the Collateral securing the Securities and the Guarantees shall not be released until such Event of Default and all other Events of Default shall have been cured or otherwise waived except to the extent such Collateral was disposed of in order to repay the First Priority Lien Obligations.

       (c) At such time as (i) the First Priority Lien Obligations have been paid in full in cash in accordance with the terms thereof, and all commitments and letters of credit thereunder have been terminated, or (ii) the holders of First Priority Lien Obligations have released their First Priority Liens on all or any portion of the Collateral, the Note Liens on the Collateral shall also be automatically released to the same extent; provided, however, that (x) in the case of clause (i) of this sentence, if an Event of Default under this Indenture exists as of the date on which the First Priority Lien Obligations are repaid in full or terminated as described in clause (i), the Note Liens on the Collateral shall not be released except to the extent the Collateral or any portion thereof was disposed of in order to repay First Priority Lien Obligations secured by the Collateral, and thereafter, the Trustee (acting at the direction of the Holders of a majority of outstanding principal amount of Securities) shall have the right to direct the Collateral Agent to foreclose upon the Collateral (but in such event, the Note Liens shall be released when such Event of Default and all other Events of Default under this Indenture cease to exist), or (y) in the case of clause (ii) of this sentence, if the First Priority Lien Obligations (or any portion thereof) are thereafter secured by assets that would constitute Collateral, the Securities and any Subsidiary Guarantees shall then be secured by a Note Lien on such Collateral, to the same extent provided pursuant to the Security Documents and/or Intercreditor Agreement as then in effect immediately prior to the release of the Liens on the Collateral. If the Company subsequently enters into a new Credit Agreement or other First Priority Lien Obligations which are secured by assets of the Issuers and/or their Domestic Subsidiaries of the type constituting Collateral, then the Securities shall be secured at such time by a Note Lien on the collateral securing such First Priority Lien Obligations (to the extent such assets are of the type which constitute Collateral) to the same extent (in all material respects) and with the same (in all material respects) priorities, consent rights and provisions regarding release of Collateral and other provisions set forth in the Security Documents and/or Intercreditor Agreement as then in effect immediately prior to the release of the Liens on the Collateral.

       (d) Notwithstanding the provisions set forth in this Section 10.3, the Company and its Subsidiaries may, without any release or consent by the Collateral Agent or the Trustee, perform a number of activities in the ordinary course in respect of the Collateral to the extent permitted pursuant to the Security Documents, the Intercreditor Agreement and this Indenture.

10.4   Opinion of Counsel.
       ------------------

       So long as the Security Documents have not been terminated in accordance with the terms thereof, the Company shall deliver to the Trustee, so long as such delivery is required by Section 314(b) of the TIA, on the Issue Date and thereafter, at least annually, within 30 days of December 1 of each year (commencing with December 1, 2004), an Opinion of Counsel either stating that in the opinion of such counsel, such action has been taken with respect to the recording, filing, recording and refiling of the Indenture or any Security Document as is necessary to maintain the Security Interests, and reciting the details of such action, or stating that in the opinion of such counsel, no such action is necessary to maintain such Security Interests.

10.5   Further Assurances.
       ------------------

       Each Issuer and each Domestic Subsidiary shall, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the Security Interests, which the Collateral Agent under the Security Documents and the Intercreditor Agreement deems reasonably appropriate or advisable to perfect, preserve or protect its Security Interest in the Collateral.

10.6   Trust Indenture Act Requirements.
       --------------------------------

       The release of any Collateral from the Note Lien of any of the Security Documents or the release of, in whole or in part, the Note Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Note Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. Each of the Holders of the Securities acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture. So long as any First Priority Lien Obligations are outstanding, the Company and the Guarantors shall comply with TIA Section 314(d) relating to the release of property or securities from the Note Liens hereof but only to the extent required by the TIA.

10.7   Suits to Protect the Collateral.
       -------------------------------

       Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have the authority to direct the Collateral Agent to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Securities in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Securities).

10.8   Purchaser Protected.
       -------------------

       In no event shall any purchaser in good faith or other transferee of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to direct the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted to be sold by this Article X, be under obligation to ascertain or inquire into the authority of any Issuer or any Domestic Subsidiary, as applicable, to make any such sale or other transfer.

10.9   Powers Exercisable by Receiver or Trustee.
       -----------------------------------------

       In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X upon any Issuer or any Domestic Subsidiary, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of any Issuer or any Domestic Subsidiary, as applicable, or of any officer or officers thereof required by the provisions of this Article X.

10.10  Release upon Termination of Company's Obligations.
       -------------------------------------------------

       In the event that the Company delivers an Officers' Certificate and Opinion of Counsel certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article VIII, the Trustee shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as any Issuer or any Domestic Subsidiary, as applicable, may reasonably request to evidence the termination of the Security Interests created by the Security Documents and (ii) not be deemed to hold the Security Interests for its benefit and the benefit of the Holders of the Securities.

                                   ARTICLE XI

                             GUARANTEE OF SECURITIES

11.1   Unconditional Subsidiary Guarantee.
       ----------------------------------

       Subject to the provisions of this Article Eleven, each of the Guarantors, upon the execution and delivery of a Subsidiary Guarantee pursuant to Section
4.15 or 4.21, shall hereby, jointly and severally, unconditionally and irrevocably guarantee, on an unsubordinated basis (such guarantees to be referred to herein as the "Subsidiary Guarantees") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuers or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Issuers or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.7 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuers to the Holders under this Indenture or under the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Issuers.

       Each of the Guarantors, upon the execution and delivery of a Subsidiary Guarantee pursuant to Section 4.15 or 4.21, shall hereby agree that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuers, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors, upon the execution and delivery of a Subsidiary Guarantee pursuant to Section 4.15 or 4.21, shall hereby waive the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either Issuer, any right to require a proceeding first against either Issuer, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the Subsidiary Guarantees. Each Subsidiary Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to either Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to such Issuer or such Guarantor, any amount paid by such Issuer or such Guarantor to the Trustee or such Holder, each Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor, upon the execution and delivery of a Subsidiary Guarantee pursuant to Section 4.15 or 4.21, shall hereby further agree that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Subsidiary Guarantees.

       No Affiliate, stockholder, officer, director, limited liability company member or employee, past, present or future, of any Guarantor, as such, shall have any personal liability under such Guarantor's Subsidiary Guarantee by reason of his, her or its status as such Affiliate, stockholder, officer, director, limited liability company member or employee.

11.2   Limitations on Subsidiary Guarantees.
       ------------------------------------

       The obligations of any Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor (including all First Priority Lien Obligations of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

11.3   Execution and Delivery of Subsidiary Guarantee.
       ----------------------------------------------

       To further evidence the Subsidiary Guarantees set forth in Section 11.1, each Guarantor, upon the execution and delivery of a Subsidiary Guarantee pursuant to Section 4.15 or 4.21, hereby agrees that a notation of its Subsidiary Guarantee, substantially in the form of Exhibit E hereto, shall be endorsed on each Security authenticated and delivered by the Trustee. The Subsidiary Guarantee of any Guarantor shall be executed on behalf of such Guarantor by either manual or facsimile signature of two Officers of such Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

       Each of the Guarantors, upon the execution and delivery of a Subsidiary Guarantee pursuant to Section 4.15 or 4.21, hereby agrees that its Subsidiary Guarantee set forth in Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

       If an Officer of a Guarantor whose signature is on this Indenture or a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Subsidiary Guarantee is endorsed or at any time thereafter, such Guarantor's Subsidiary Guarantee of such Security shall nevertheless be valid.

       The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of each Guarantor.

11.4   Release of a Guarantor.
       ----------------------

       (a) If no Default or Event of Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company or any Restricted Subsidiary of the Company, in a transaction or series of related transactions that either (i) does not constitute an Asset Sale or (ii) constitutes an Asset Sale the Net Cash Proceeds of which are applied in accordance with Section 4.18, or upon the consolidation or merger of a Guarantor with or into any Person in compliance with Article V (in each case, other than to the Company or an Affiliate of the Company), or if any Guarantor is dissolved or liquidated in accordance with this Indenture, such Guarantor's Subsidiary Guarantee will be automatically discharged and such Guarantor shall be released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Subsidiary Guarantee as provided in this Article Eleven.

       (b) With respect to any Subsidiary Guarantee executed and delivered solely pursuant to Section 4.15, such Subsidiary Guaranty will be automatically discharged and the Guarantor party thereto shall be released from all obligations under this Article Eleven without any further action on the part of the Trustee or any Holder upon (i) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee under such Section 4.15, except a discharge or release by or as a result of payment under such Guarantee or (ii) the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Subsidiary Guarantee as provided in this Article Eleven.

       (c) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Issuers or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.4; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

       The Trustee shall execute any documents reasonably requested by the Issuers or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Securities and under this Article Eleven.

       Except as set forth in Articles Four and Five and this Section 11.4, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into either Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to either Issuer or another Guarantor.

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

11.5   Waiver of Subrogation.
       ---------------------

       Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor, upon the execution and delivery of a Subsidiary Guarantee pursuant to Section 4.15 or 4.21, shall hereby irrevocably waive and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of the Issuers' obligations under the Securities or this Indenture and such Guarantor's obligations under its Subsidiary Guarantee and this Indenture, in any such instance, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
11.5 is knowingly made in contemplation of such benefits.

11.6   Immediate Payment.
       -----------------

       Each Guarantor, upon the execution and delivery of a Subsidiary Guarantee pursuant to Section 4.15 or 4.21, shall hereby agree to make immediate payment to the Trustee, on behalf of the Holders or itself, of all Obligations due and owing or payable to the respective Holders or the Trustee upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

11.7   No Set-Off.
       ----------

       Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

11.8   Obligations Absolute.
       --------------------

       The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Subsidiary Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

11.9   Obligations Continuing.
       ----------------------

       The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Upon the execution and delivery of a Subsidiary Guarantee pursuant to Section 4.15 or 4.21, each Guarantor shall hereby agree with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of its continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder and under its Subsidiary Guarantee.

11.10  Obligations Not Reduced.
       -----------------------

       The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article VIII be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

11.11  Obligations Reinstated.
       ----------------------

       The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuers or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of either Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by either Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of such Issuer, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

11.12  Obligations Not Affected.
       ------------------------

       The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

            (i) any limitation of status or power, disability, incapacity or other circumstance relating to either Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting such Issuer or any other Person;

            (ii) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of either Issuer or any other Person under this Indenture, the Securities or any other document or instrument;

            (iii) any failure of either Issuers, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Securities, or to give notice thereof to a Guarantor;

            (iv) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against either Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

            (v) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to either Issuer or any other Person;

            (vi) any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

            (vii) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of either Issuer or a Guarantor;

            (viii) any merger or amalgamation of either Issuer or a Guarantor with any Person or Persons;

            (ix) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Subsidiary Guarantee; and

            (x) any other circumstance, including release of a Guarantor pursuant to Section 11.4 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of either Issuer under this Indenture or the Securities or of another Guarantor in respect of its Subsidiary Guarantee hereunder;

provided that the provisions of this Section 11.12 are not intended to affect in any way any release of a Guarantor in accordance with the provisions of Section 11.4.

11.13  Waiver.
       ------

       Without in any way limiting the provisions of Section 11.1 hereof, each Guarantor, upon the execution and delivery of a Subsidiary Guarantee pursuant to
Section 4.15 or 4.21, shall hereby waive notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on either Issuer, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to either Issuer or any Guarantor of any kind whatsoever.

11.14  No Obligation to Take Action Against the Issuers.
       ------------------------------------------------

       Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against either Issuer or any other Person or any property of such Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Subsidiary Guarantees or under this Indenture.

11.15  Dealing with the Issuers and Others.
       -----------------------------------

       The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor and without the consent of or notice to any Guarantor, may

            (i) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to either Issuer or any other Person;

            (ii) take or abstain from taking security or collateral from either Issuer or from perfecting security or collateral of either Issuer;

            (iii) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by either Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

            (iv)   accept compromises or arrangements from either Issuer;

            (v) apply all monies at any time received from either Issuer or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

            (vi) otherwise deal with, or waive or modify their right to deal with, either Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

11.16  Default and Enforcement.
       -----------------------

       If any Guarantor fails to pay in accordance with Section 11.6 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Subsidiary Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

11.17  Amendment, Etc.
       --------------

       No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

11.18  Acknowledgment.
       --------------

       Each Guarantor, upon the execution and delivery of a Subsidiary Guarantee pursuant to Section 4.15 or 4.21, shall hereby acknowledge communication of the terms of this Indenture and the Securities and shall hereby consent to and approves of the same.

11.19  Costs and Expenses.
       ------------------

       Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Subsidiary Guarantee.

11.20  No Merger or Waiver; Cumulative Remedies.
       ----------------------------------------

       No Subsidiary Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Subsidiary Guarantee and under this Indenture, the Securities and any other document or instrument between a Guarantor and/or either Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

11.21  Survival of Obligations.
       -----------------------

       Without prejudice to the survival of any of the other obligations of any Guarantor hereunder, the obligations of each Guarantor under Section 11.1 shall survive the payment in full of the Obligations under the Securities, but only if and to the extent such payment is avoided, and in such case shall be enforceable against such Guarantor to the same extent as prior to any such payment and without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by either Issuer or any Guarantor.

11.22  Subsidiary Guarantee in Addition to Other Obligations.
       -----------------------------------------------------

       The Obligations of each Guarantor under its Subsidiary Guarantee and this Indenture are in addition to and not in substitution for any other Obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities and any guarantees or security at any time held by or for the benefit of any of them.

11.23  Severability.
       ------------

       Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

11.24  Successors and Assigns.
       ----------------------

       Each Subsidiary Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder, except as otherwise permitted in this Indenture.

                                   ARTICLE XII

                             [INTENTIONALLY OMITTED]

                                  ARTICLE XIII

                                  MISCELLANEOUS

13.1   TIA Controls.
       ------------

       If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

13.2   Notices.
       -------

       Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

       if to the Issuers or a Guarantor, if any:

            Resolution Performance Products LLC
            1600 Smith Street
            Houston, TX 77002
            Attention: President

            Telecopy: (713) 241-5333

       with a copy to:

            O'Melveny & Myers LLP
            30 Rockefeller Plaza
            New York, New York 10112
            Attention: Rosa A. Testani

            Telephone: (212) 408-2400
            Telecopy:  (212) 408-2420

       if to the Trustee:

            The Bank of New York
            101 Barclay Street - 8/th/ Floor West
            New York, New York 10286
            Attention: Corporate Trust Division

       if to the Trustee for presentation of Securities for payment or for registration of transfer or exchange:

            The Bank of New York
            101 Barclay Street - 8/th/ Floor West
            New York, New York 10286
            Attention: Corporate Trust Division

            Telecopy: (212) 815-5707

       Each of the Issuers and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee), except that, with respect to any mailing, notices to the Trustee shall be deemed effective only upon receipt.

       Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

       Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

13.3   Communications by Holders with Other Holders.
       --------------------------------------------

       Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

13.4   Certificate and Opinion as to Conditions Precedent.
       --------------------------------------------------

       Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee:

            (i) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by each of the Issuers, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (ii) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

13.5   Statements Required in Certificate or Opinion.
       ---------------------------------------------

       Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.8, shall include:

            (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

13.6   Rules by Trustee, Paying Agent, Registrar.
       -----------------------------------------

       The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

13.7   Legal Holidays.
       --------------

       If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

13.8   Governing Law.
       -------------

       THIS INDENTURE, THE SECURITIES AND ANY SUBSIDIARY GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Securities or any Subsidiary Guarantees.

13.9   No Adverse Interpretation of Other Agreements.
       ---------------------------------------------

       This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

13.10  No Recourse Against Others.
       --------------------------

       No Affiliate, director, officer, employee, limited liability company members or stockholder of the Company or any Subsidiary, as such, shall have any liability for any obligations of the Issuers under the Securities or any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

13.11  Successors.
       ----------

       All agreements of the Issuers and the Guarantors, if any, in this Indenture and the Securities and the Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

13.12  Duplicate Originals.
       -------------------

       All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

13.13  Severability.
       ------------

       In case any one or more of the provisions in this Indenture, the Securities or the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

13.14  Designation of Securities and Waivers under the Indenture Governing the
       -----------------------------------------------------------------------
       13 1/2% Senior Subordinated Notes Due 2010.
       ------------------------------------------

       (a) For the purposes of the indenture governing the 13 1/2% Senior Subordinated Notes Due 2010, the Securities, together with Indebtedness outstanding under the Credit Agreement and the 9 1/2% Senior Second Secured Notes Due 2010, are deemed by the Issuers to be "Designated Senior Debt" (as such term is defined pursuant to section 1.1 of the indenture governing the 13 1/2% Senior Subordinated Notes Due 2010).

       (b) The Trustee and each Holder of a Security, by accepting such Security, agree to waive, for the benefit of the lenders under the Credit Agreement as third party beneficiaries (each of whom may enforce the provisions of this Section 13.14(b)), during any period when there shall be any indebtedness outstanding under the Credit Agreement, any and all rights that the Trustee or such Holder may have in respect of being deemed to be a holder of "Designated Senior Debt" under the indenture governing the 13 1/2% Senior Subordinated Notes Due 2010 (other than those rights which relate to being a holder of "Senior Debt" under the indenture governing the 13 1/2% Senior Subordinated Notes Due 2010), including, without limitation, the right of a Holder of "Designated Senior Debt" to provide a "Default Notice" pursuant to section 10 or 12.2(b) of the indenture governing the 13 1/2% Senior Subordinated Notes Due 2010 and commence a "Payment Blockage Period" (as such term is defined therein). This Section 13.14(b) may not be amended, supplemented or waived without the prior written consent of the lenders under the Credit Agreement.

                                   SIGNATURES

       IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.


                                        ISSUERS

                                        RESOLUTION PERFORMANCE PRODUCTS LLC


                                        By: /s/ Mark S. Antonvich
                                            ------------------------------------
                                            Name:  Mark S. Antonvich
                                            Title: Vice President, General
                                                   Counsel and Assistant
                                                   Secretary


                                        RPP CAPITAL CORPORATION


                                        By: /s/ Mark S. Antonvich
                                            ------------------------------------
                                            Name:  Mark S. Antonvich
                                            Title: Vice President, General
                                                   Counsel and Assistant
                                                   Secretary

                                        THE BANK OF NEW YORK, as Trustee


                                        By: /s/ Timothy J. Shea
                                            ------------------------------------
                                            Name:  Timothy J. Shea
                                            Title: Assistant Treasurer

                                                                       Exhibit A
                                                                       ---------

                            [FORM OF INITIAL NOTE]*

                               [FACE OF SECURITY]

                       RESOLUTION PERFORMANCE PRODUCTS LLC
                             RPP CAPITAL CORPORATION

                         8% Senior Secured Note due 2009

No.___________________________________________ Principal Amount $_______________
ISIN No. US76115NAE13 (144A); USU76180AC92 (Reg S)
CUSIP No. 76115NAE1 (144A); U76180AC9 (Reg S)

     RESOLUTION PERFORMANCE PRODUCTS LLC, a Delaware limited liability company (the "Company"), and RPP CAPITAL CORPORATION, a Delaware corporation (together with the Company, the "Issuers," which term includes any of their successors under the Indenture hereinafter referred to), for value received promise to pay to CEDE & CO. or registered assigns, the principal sum of __________ Dollars ($ ____________) on December 15, 2009.

     Interest Payment Dates: June 15 and December 15; commencing June 15, 2004.

     Record Dates: June 1 and December 1.

     Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

----------
* Add Private Placement Legend and, if appropriate, Global Security Legend.

     IN WITNESS WHEREOF, the Issuers have caused this Security to be signed manually or by facsimile by their duly authorized officers.

Dated:


                                        RESOLUTION PERFORMANCE PRODUCTS LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        RPP CAPITAL CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the 8% Senior Secured Notes due 2009 described in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK,
                                         as Trustee


                                        By:
                                             -----------------------------------
                                             Authorized Signatory

                              [REVERSE OF SECURITY]

                       RESOLUTION PERFORMANCE PRODUCTS LLC
                             RPP CAPITAL CORPORATION

                         8% Senior Secured Note due 2009

1.   Interest.
     --------

     RESOLUTION PERFORMANCE PRODUCTS LLC, a Delaware limited liability company (the "Company"), and RPP CAPITAL CORPORATION, a Delaware corporation (together with the Company, the "Issuers," which term includes any of their respective successors under the Indenture hereinafter referred to), promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers will pay interest semi-annually on June 15 and December 15 of each year (the "Interest Payment Date"), commencing June 15, 2004. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including December 22, 2003. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

     The Issuers shall pay interest on overdue principal from time to time on demand at the rate borne by this Security plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.   Method of Payment.
     -----------------

     The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Indenture)) after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal, premium, if any, and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.
     --------------------------

     Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.   Indenture.
     ---------

     The Issuers issued the Securities under an Indenture, dated as of December 22, 2003 (the "Indenture"), among the Issuers and the Trustee. This Security is one of a duly authorized issue of Securities of the Issuers designated as their 8% Senior Secured Notes due 2009 (the "Initial Notes"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Issuers unlimited in amount, of which an aggregate principal amount of $140,000,000 are being issued on the Issue Date.

5.   Optional Redemption.
     -------------------

     The Issuers may redeem the Securities, in whole at any time or in part from time to time, on and after December 15, 2006, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

Year                                    Percentage
----                                    ----------
2006                                       104.000%
2007                                       102.000%
2008 and thereafter                        100.000%


6.   Optional Redemption with the Proceeds of Certain Equity Issuances.
     -----------------------------------------------------------------

     At any time prior to December 15, 2006, the Company may redeem up to 35% of the principal amount of the Securities with the Net Cash Proceeds of one or more sales of its Qualified Capital Stock or, to the extent the proceeds are contributed by RPP Inc. to the Company, from one or more sales of Capital Stock of RPP Inc., at a redemption price (expressed as a percentage of the principal amount) of 108%, plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Securities originally issued on the Issue Date remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of such sale of Capital Stock.

7.   Optional Redemption upon Change of Control.
     ------------------------------------------

     At any time prior to December 15, 2006, upon the occurrence of a Change of Control, the Issuers may redeem the Securities, in whole but not in part, at a redemption price equal to the principal amount thereof, plus the Applicable Premium, plus their accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of redemption of the Securities pursuant to this paragraph shall be mailed to Holders of the Securities not more than 30 days following the occurrence of a Change of Control.

8.   Notice of Redemption.
     --------------------

     Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

     If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption, subject to the provisions of the Indenture.

9.   Security.
     --------

     The Issuers' obligations under the Securities are secured by Note Liens on the Collateral pursuant to the terms of the Security Documents and the Intercreditor Agreement. The actions of the Trustee and the Holders of the Securities secured by such Note Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Security Documents and the Intercreditor Agreement.

10.  Change of Control Offer.
     -----------------------

     Upon the occurrence of a Change of Control, the Issuers will be required, as and to the extent set forth in the Indenture, to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date); provided however, that notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to repurchase the Securities pursuant to this paragraph 10 in the event that the Issuers have exercised their right to redeem all of the Securities under the terms of paragraph 7 hereof).

11.  Limitation on Asset Sales.
     -------------------------

     The Issuers are, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain Net Cash Proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

12.  Registration Rights.
     -------------------

     Pursuant to the Registration Rights Agreement, the Issuers will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for the Issuers' 8% Senior Secured Notes due 2009 (the "Exchange Notes"), which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial

Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

13.  Denominations; Transfer; Exchange.
     ---------------------------------

     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

14.  Persons Deemed Owners.
     ---------------------

     The registered Holder of a Security shall be treated as the owner of it for all purposes.

15.  Unclaimed Funds.
     ---------------

     If funds for the payment of principal, premium, if any, or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuers at their request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

16.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

     The Issuers and any Guarantor may be discharged from their obligations under the Indenture or the Securities and any Subsidiary Guarantee except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities and any Subsidiary Guarantee, in each case upon satisfaction of certain conditions specified in the Indenture.

17.  Amendment; Supplement; Waiver.
     -----------------------------

     Subject to certain exceptions, the Indenture, the Securities, any Subsidiary Guarantee, the Security Documents and the Intercreditor Agreement may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities, the Subsidiary Guarantees, if any, and the Security Documents and the Intercreditor Agreement to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities and any Subsidiary Guarantee in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

18.  Restrictive Covenants.
     ---------------------

     The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

19.  Defaults and Remedies.
     ---------------------

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or any Subsidiary Guarantee except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Subsidiary Guarantees, if any, unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities or any Subsidiary Guarantee then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

20.  Trustee Dealings with Issuers.
     -----------------------------

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

21.  No Recourse Against Others.
     --------------------------

     No Affiliate, stockholder, director, officer, employee or limited liability company member of the Issuers or any of their Subsidiaries shall have any liability for any obligation of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

22.  Authentication.
     --------------

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

23.  Abbreviations and Defined Terms.
     -------------------------------

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT

TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

24.  Governing Law.
     -------------

     This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

25.  CUSIP and ISIN Numbers.
     ----------------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

26.  Indenture.
     ---------

     Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, the Security Documents and the Intercreditor Agreement, as each may be amended from time to time.

     The Issuers will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type. Requests may be made to: Resolution Performance Products LLC, 1600 Smith Street, Houston, TX 77002, Attn: President.

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
      (Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
 (Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


Dated: __________________               Signed: ________________________________
                                                  (Sign exactly as name appears
                                                   on the other side of this
                                                   Security)


Signature Guarantee:                    ________________________________________
                                        Participant in a recognized Signature
                                        Guarantee Medallion Program (or other
                                        signature guarantor program reasonably
                                        acceptable to the Trustee)


     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) December 22, 2005 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                   [Check One]
                                    ---------

(1)   __  to either of the Issuers or a subsidiary thereof; or

(2)   __  pursuant to and in compliance with Rule 144A under the Securities Act;
           or

(3)   __  to an institutional "accredited investor" (as defined in Rule 501(a)
          (1), (2), (3) or (7)under the Securities Act)that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) __ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) __ pursuant to an effective registration statement under the Securities Act; or

(7) __ pursuant to another available exemption from the registration requirements of the Securities Act;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Issuers as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

     [_]  The transferee is an Affiliate of either of the Issuers.

     Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.


Dated: __________________               Signed: ________________________________
                                                  (Sign exactly as name appears
                                                   on the other side of this
                                                   Security)


Signature Guarantee:               _____________________________________________


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ___________________________________________
NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.17 or Section 4.18 of the Indenture, check the appropriate box:

                        Section 4.17 [ ] Section 4.18 [ ]

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.17 or Section 4.18 of the Indenture, state the amount: $___________


Dated: __________________               Signed: ________________________________
                                                  (Sign exactly as name appears
                                                   on the other side of this
                                                   Security)


Signature Guarantee:               _____________________________________________
                                   Participant in a recognized Signature
                                   Guarantee Medallion Program (or other
                                   signature guarantor program reasonably
                                   acceptable to the Trustee)

                                                                       Exhibit B
                                                                       ---------

                            [FORM OF EXCHANGE NOTE]*

                               [FACE OF SECURITY]

                       RESOLUTION PERFORMANCE PRODUCTS LLC
                             RPP CAPITAL CORPORATION

                             8% Senior Secured Note
                                    due 2009

CUSIP No.
ISIN No.
No.___________________________________________________  $_______________________

     RESOLUTION PERFORMANCE PRODUCTS LLC, a Delaware limited liability company (the "Company"), and RPP CAPITAL CORPORATION, a Delaware corporation (together with the Company, the "Issuers," which term includes any of their successors under the Indenture hereinafter referred to), for value received promise to pay to ______ or registered assigns, the principal sum of _______ Dollars ($______), on December 15, 2009.

     Interest Payment Dates: June 15 and December 15, commencing June 15, 2004.

     Record Dates: June 1 and December 1.

     Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Issuers have caused this Security to be signed manually or by facsimile by their duly authorized officers.

Dated:

                                        RESOLUTION PERFORMANCE PRODUCTS LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

----------
* Add Global Security Legend, if appropriate.

                                        RPP CAPITAL CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the 8% Senior Secured Notes due 2009 described in the within-mentioned Indenture.


                                        THE BANK OF NEW YORK, as Trustee

                                        By:
                                             -----------------------------------
                                             Authorized Signatory

                              [REVERSE OF SECURITY]

                       RESOLUTION PERFORMANCE PRODUCTS LLC
                             RPP CAPITAL CORPORATION

                         8% Senior Secured Note due 2009
1.   Interest.
     --------

     RESOLUTION PERFORMANCE PRODUCTS LLC, a Delaware limited liability company (the "Company"), and RPP CAPITAL CORPORATION, a Delaware corporation (together with the Company, the "Issuers," which term includes any of their respective successors under the Indenture hereinafter referred to), promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on June 15 and December 15 of each year (the "Interest Payment Date"), commencing June 15, 2004. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including December 22, 2003. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

     The Issuers shall pay interest on overdue principal from time to time on demand at the rate borne by this Security plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.   Method of Payment.
     -----------------

     The Issuers shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal, premium, if any, and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.
     --------------------------

     Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuers or any of their Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.   Indenture.
     ---------

     The Issuers issued the Securities under an Indenture, dated as of December 22, 2003 (the "Indenture"), among the Issuers and the Trustee. This Security is one of a duly authorized issue of Exchange Notes of the Issuers designated as their 8% Senior Secured Notes due 2009 (the

"Exchange Notes"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Issuers unlimited in amount, of which an aggregate principal amount of $140,000,000 were issued on the Issue Date.

5.   Optional Redemption.
     -------------------

     The Issuers may redeem the Securities, in whole at any time or in part from time to time, on and after December 15, 2006, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

Year                                    Percentage
-------------------                     ----------
2006                                       104.000%
2007                                       102.000%
2008 and thereafter                        100.000%

6.   Optional Redemption with the Proceeds of Certain Equity Issuances.
     -----------------------------------------------------------------

     At any time prior to December 15, 2006, the Company may redeem up to 35% of the principal amount of the Securities with the Net Cash Proceeds of one or more sales of its Qualified Capital Stock or, to the extent the proceeds are contributed by RPP Inc. to the Company, from one or more sales of Capital Stock of RPP Inc., at a redemption price (expressed as a percentage of the principal amount) of 108%, plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Securities originally issued on the Issue Date remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of such sale of Capital Stock.

7.   Optional Redemption upon Change of Control.
     ------------------------------------------

     At any time prior to December 15, 2006, upon the occurrence of a Change of Control, the Issuers may redeem the Securities, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of redemption of the Securities pursuant to this paragraph shall be mailed to Holders of the Securities not more than 30 days following the occurrence of a Change of Control.

8.   Notice of Redemption.
     --------------------

     Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

     If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption, subject to the provisions of the Indenture.

9.   Security.
     --------

     The Issuers' obligations under the Securities are secured by Note Liens on the Collateral pursuant to the terms of the Security Documents and the Intercreditor Agreement. The actions of the Trustee and the Holders of the Securities secured by such Note Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Security Documents and the Intercreditor Agreement.

10.  Change of Control Offer.
     -----------------------

     Upon the occurrence of a Change of Control, the Issuers will be required, as and to the extent set forth in the Indenture, to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date); provided however, that notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to repurchase the Securities pursuant to this paragraph 10 in the event that the Issuers have exercised their right to redeem all of the Securities under the terms of paragraph 7 hereof).

11.  Limitation on Asset Sales.
     -------------------------

     The Issuers are, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

12.  Denominations; Transfer; Exchange.
     ---------------------------------

     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.

The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

13.  Persons Deemed Owners.
     ---------------------

     The registered Holder of a Security shall be treated as the owner of it for all purposes.

14.  Unclaimed Funds.
     ---------------

     If funds for the payment of principal, premium, if any, or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuers at their request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

15.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

     The Issuers and the Subsidiary Guarantors, if any, may be discharged from their obligations under the Indenture or the Securities and any Subsidiary Guarantee except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities and any Subsidiary Guarantee, in each case upon satisfaction of certain conditions specified in the Indenture.

16.  Amendment; Supplement; Waiver.
     -----------------------------

     Subject to certain exceptions, the Indenture, the Securities, any Subsidiary Guarantee, the Security Documents and the Intercreditor Agreement may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities, the Subsidiary Guarantees, if any, and the Security Documents and the Intercreditor Agreement to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

17.  Restrictive Covenants.
     ---------------------

     The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

18.  Defaults and Remedies.
     ---------------------

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or any Subsidiary Guarantee except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Subsidiary Guarantees, if any, unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

19.  Trustee Dealings with Issuers.
     -----------------------------

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

20.  No Recourse Against Others.
     --------------------------

     No Affiliate, stockholder, director, officer, employee or limited liability company member of the Issuers or any of their Subsidiaries shall have any liability for any obligation of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.  Authentication.
     --------------

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

22.  Abbreviations and Defined Terms.
     -------------------------------

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

23.  Governing Law.
     -------------

     This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

24.  CUSIP and ISIN Numbers.
     ----------------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

25.  Indenture.
     ---------

     Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, the Security Documents and the Intercreditor Agreement, as each may be amended from time to time.

     The Issuers will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type. Requests may be made to: Resolution Performance Products LLC, 1600 Smith Street, Houston, TX 77002 Attn: President.

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


Dated:___________________               Signed: ________________________________
                                                 (Sign exactly as name appears
                                                 on the other side of this
                                                 Security)


Signature Guarantee:
                                        ________________________________________
                                        Participant in a recognized Signature
                                        Guarantee Medallion Program (or other
                                        signature guarantor program reasonably
                                        acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.17 or Section 4.18 of the Indenture, check the appropriate box:

                        Section 4.17 [ ]  Section 4.18 [ ]

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.17 or Section 4.18 of the Indenture, state the amount: $___________

Dated:___________________               Signed: ________________________________
                                                 (Sign exactly as name appears
                                                 on the other side of this
                                                 Security)


Signature Guarantee:
                                        ________________________________________
                                        Participant in a recognized Signature
                                        Guarantee Medallion Program (or other
                                        signature guarantor program reasonably
                                        acceptable to the Trustee)

                                                                       Exhibit C
                                                                       ---------

                            Form of Certificate to be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors
                    -----------------------------------------

                                                              [Date]

Attention:


          Re:  Resolution Performance Products LLC
               RPP Capital Corporation
               8% Senior Secured Notes due 2009
               (the " Securities")
               ------------------------------------

Ladies and Gentlemen:

     In connection with our proposed purchase of the Securities of Resolution Performance Products LLC and RPP Capital Corporation (the "Issuers"), we confirm that:

     1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated December 17, 2003 relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages 1-3 of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

     2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, and if such transfer is in respect of any aggregate principal amount of Securities of less than $100,000, also furnishes an opinion of counsel acceptable to the Issuers that such transfer complies with the

Securities Act, we will do so only (i) to the Issuers or any of their subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or
(vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

     4. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Issuers such certification, legal opinions and other information as the Trustee and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

     5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

     6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

     You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       Exhibit D
                                                                       ---------

                            Form of Certificate to Be
                          Delivered in Connection with
                       Transfers Pursuant to Regulation S
                       ----------------------------------

The Bank of New York                                          [Date]
101 Barclay Street - 8/th/ Floor West
New York, New York 10286

Attention: Corporate Trust Division


          Re:  Resolution Performance Products LLC
               RPP Capital Corporation
               8% Senior Secured Notes due 2009
               (the "Securities")
               -----------------------------------

     In connection with our proposed sale of $_________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

     You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]


                                        By:
                                           -------------------------------------
                                           Authorized Signature

                                                                       Exhibit E
                                                                       ---------
                                    GUARANTEE
                                    ---------

     For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Issuers under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Eleven of the Indenture and this Subsidiary Guarantee. This Subsidiary Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of December 22, 2003, among Resolution Performance Products LLC, a Delaware limited liability company ("RPP LLC" or the "Company"), and RPP Capital Corporation, a Delaware corporation ("RPP Capital" and together with RPP LLC, collectively the "Issuers"), and The Bank of New York, as trustee (the "Trustee").

     The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates.

     THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Subsidiary Guarantee.

     This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

     IN WITNESS WHEREOF, each Guarantor has caused its Subsidiary Guarantee to be duly executed.

                                        GUARANTORS


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                      E-2